UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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IDEX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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1925 West Field Court, Suite 200

Lake Forest, IL 60045

March 5, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of IDEX Corporation (the Company) which will be held on Wednesday, April 8, 2015, at 9:00 a.m. Central Time, at the Lincolnshire Marriott Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company’s 2014 Annual Report. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets, products and services, as well as the Company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, we urge you to sign, date, and promptly return the accompanying proxy card in the enclosed envelope. Alternatively, you can vote over the telephone or the Internet as described on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card, or voted by telephone or over the Internet.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

ANDREW K. SILVERNAIL

Chairman of the Board, President and

Chief Executive Officer

IDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 8, 2015

To the Stockholders:

The Annual Meeting of Stockholders of IDEX Corporation (the Company) will be held on Wednesday, April 8, 2015, at 9:00 a.m. Central Time, at the Lincolnshire Marriott Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069, for the following purposes:

1.	To elect two directors, each for a term of three years.

2.	To vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.

3.	To approve the Second Amended and Restated IDEX Corporation Incentive Award Plan.

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.

5.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors fixed the close of business on February 10, 2015, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

You may obtain directions to the location of the Annual Meeting by visiting our website at www.idexcorp.com.

By Order of the Board of Directors

FRANK J. NOTARO

Senior Vice President, General Counsel

and Secretary

March 5, 2015

Lake Forest, Illinois

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 8, 2015

The Proxy Statement and 2014 Annual Report of IDEX Corporation are available at:

http://phx.corporate-ir.net/phoenix.zhtml?c=83305&p=irol-reportsAnnual

PROXY STATEMENT

IDEX Corporation (the Company or IDEX) has prepared this Proxy Statement in connection with the solicitation by the Company’s Board of Directors of proxies for the Annual Meeting of Stockholders to be held on Wednesday, April 8, 2015, at 9:00 a.m. Central Time, at the Lincolnshire Marriott Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069 (the Annual Meeting). The Company commenced distribution of this Proxy Statement and the accompanying materials on March 5, 2015.

The Company will bear the costs of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. These solicitations may be made by personal interview, telephone, email or facsimile transmission. The Company has made arrangements with brokerage firms and other record holders of its Common Stock for the forwarding of proxy solicitation materials to the beneficial owners of that stock. The Company will reimburse those brokerage firms and others for their reasonable out-of-pocket expenses in connection with this work. In addition, the Company has engaged Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut to assist in proxy solicitation and collection at a cost of $6,500, plus out-of-pocket expenses.

VOTING AT THE MEETING

The record of stockholders entitled to notice of, and to vote at, the Annual Meeting was taken as of the close of business on February 10, 2015, and each stockholder will be entitled to vote at the Annual Meeting any shares of Common Stock held of record on that date. 78,298,528 shares of Common Stock were outstanding at the close of business on February 10, 2015. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum. The Company will appoint election inspectors to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The election inspectors will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. The following sets forth the voting procedures for each proposal at the Annual Meeting:

Proposal 1 — Election of Directors. Directors are elected by a plurality of the votes cast at the Annual Meeting; provided however, that the Company’s Corporate Governance Guidelines provide for a “plurality plus” standard with respect to the election of directors, under which any nominee who receives a greater number of withhold votes than affirmative votes in an uncontested election is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors, as more fully described under Proposal 1 — Election of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

Proposal 2 — Advisory Vote on Executive Compensation. Approval of the compensation of the Company’s named executive officers will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the effect of a vote against approval and broker non-votes will have no effect on the vote.

Proposal 3 — Approval of the Second Amended and Restated IDEX Corporation Incentive Award Plan. Approval of the Second Amended and Restated IDEX Corporation Incentive Award Plan will require the affirmative vote of a majority of shares cast on the matter. Abstentions will have the effect of a vote against approval and broker non-votes will have no effect on the vote.

Proposal 4 — Ratification of Auditors. Approval of ratification of the auditors will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the effect of a vote against approval and broker non-votes will have no effect on the vote.

The Company requests that you mark the accompanying proxy card to indicate your votes, sign and date it, and return it to the Company in the enclosed envelope, or vote by telephone or over the Internet as described on the proxy card. If you vote by telephone or over the Internet, you should not mail your proxy card. If your completed proxy card or telephone or Internet voting instructions are received prior to the Annual Meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR the election of the Company’s nominees as directors, FOR approval of the compensation of the Company’s named executive officers, FOR approval of the Second Amended and Restated IDEX Corporation Incentive Award Plan, FOR approval of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015, and in the discretion of the proxy holders as to any other business which may properly come before the Annual Meeting. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing prior to the Annual Meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card, or voted by telephone or over the Internet. The Company requests that all such written notices of revocation be addressed to Frank J. Notaro, Senior Vice President, General Counsel and Secretary, IDEX Corporation, 1925 West Field Court, Suite 200, Lake Forest, IL 60045.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. The Board of Directors currently consists of nine members, three of whom are Class II directors whose terms will expire at this year’s Annual Meeting, three of whom are Class III directors whose terms will expire at the Annual Meeting to be held in 2016, and three of whom are Class I directors whose terms will expire at the Annual Meeting to be held in 2017. Mr. Bell, a Class I director, will retire and resign from the Board on the date of the Annual Meeting. Mr. Tokarz, a Class II director, will not stand for election this year.

The Board of Directors has nominated two individuals for election as Class II directors to serve for a three-year term expiring at the Annual Meeting to be held in 2018, or upon the election and qualification of their successors. The nominees of the Board of Directors are William M. Cook and Cynthia J. Warner, each of whom is currently serving as a director of the Company. The nominees and the directors serving in Class III and Class I whose terms expire in future years and who will serve or continue to serve after the Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including any directorships in other public companies, and their particular experiences, qualifications, attributes and skills that lead to the conclusion they should serve as a director.

If for any reason any of the nominees are unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects the nominees to be available.

Under the Company’s Corporate Governance Guidelines, any director nominee who receives a greater number of withhold votes than affirmative votes in an uncontested election is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors within 90 days from the date of election. The Nominating and Corporate Governance Committee must then consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to the offer of resignation.

The Company’s Board of Directors Recommends a Vote FOR

the Nominees in Class II Identified Below.

Nominees for Election

Class II: Nominees for Three-Year Term

WILLIAM M. COOK	Director since April 2008
Chairman, President and Chief Executive Officer	Age 61
Donaldson Company, Inc.

Mr. Cook has served as Chairman, President and Chief Executive Officer of Donaldson Company, Inc. since prior to 2009. Effective as of April 1, 2015, Mr. Cook will retire as the President and Chief Executive Officer of Donaldson Company, Inc., but will continue to serve as its Chairman of the Board. Mr. Cook is a director of Donaldson Company and Valspar Corporation.

Mr. Cook’s strong business and organizational leadership skills and his relevant experience in technological industries led to the conclusion that he should serve on the Board of Directors. Mr. Cook is a 34-year veteran of Donaldson Company, a technology-driven global company that manufactures filtration systems designed to remove contaminants from air and liquids. Throughout his career at Donaldson Company, Mr. Cook has served in several senior executive positions, and was elected as a director in 2004. Mr. Cook received a bachelor of science degree in business administration and a master of business administration degree from Virginia Polytechnic Institute and State University.

Mr. Cook is a member of the Audit Committee of the Board of Directors. Effective immediately following the Annual Meeting, Mr. Cook will become Lead Director of the Board of Directors.

CYNTHIA J. WARNER	Director since February 2013
Executive Vice President, Strategy and Business Development	Age 56
Tesoro Companies, Inc.

Ms. Warner has been Executive Vice President, Strategy and Business Development for Tesoro Companies, Inc. since October 2014. From 2012 to 2014, Ms. Warner was Chairman and Chief Executive Officer of Sapphire Energy, Inc. From 2009 to 2011, Ms. Warner was Chairman and President of Sapphire Energy. Prior to 2009, Ms. Warner was Group Vice President, Global Refining, BP plc.

Ms. Warner’s operating leadership skills, international experience and extensive experience in the energy, refining and transportation industries led to the conclusion that she should serve on the Board of Directors. During her 25 years at BP and Amoco, Inc., Ms. Warner gained significant knowledge of the global energy industry and served in numerous leadership roles, including overseeing BP’s Global Refining business and its Health Safety Security Environment, with a consistent record of success in coordinating the operations of thousands of employees across BP’s global facilities. In her role as Chief Executive Officer of Sapphire Energy, an alternative energy venture, Ms. Warner had oversight responsibility for the raising of substantial investment capital and the successful completion of a new demonstration facility for the company. Ms. Warner received a bachelor of engineering degree in chemical engineering from Vanderbilt University and a masters of business administration degree from Illinois Institute of Technology.

Ms. Warner is a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors.

Other Incumbent Directors

Class III: Three-Year Term Expires in 2016

ERNEST J. MROZEK	Director since July 2010
Retired Vice Chairman and Chief Financial Officer	Age 61
The ServiceMaster Company

Mr. Mrozek served as Vice Chairman and Chief Financial Officer of The ServiceMaster Company until his retirement in March 2008. Mr. Mrozek is a director of G&K Services, Inc.

Mr. Mrozek’s strategic and operating leadership skills, his extensive experience and expertise in the business services industry and his financial reporting expertise led to the conclusion that he should serve on the Board of Directors. Through over 20 years of executive experience in various senior positions in general management, operations and finance at ServiceMaster, a residential and commercial service company, Mr. Mrozek developed extensive knowledge of the business services industry and gained valuable financial expertise and experience in mergers and acquisitions. Prior to joining ServiceMaster in 1987, Mr. Mrozek spent 12 years in public accounting with Arthur Andersen & Co. Mr. Mrozek has also acquired substantial experience in corporate governance as a director on the boards of several public and private companies. Mr. Mrozek received a bachelor of science degree in accountancy with honors from the University of Illinois and is a certified public accountant.

Mr. Mrozek is Chairman of the Audit Committee of the Board of Directors.

DAVID C. PARRY	Director since December 2012
Vice Chairman	Age 61
Illinois Tool Works Inc.

Mr. Parry has served as Vice Chairman of Illinois Tool Works Inc. (ITW) since 2010. From prior to 2009 until 2010, Mr. Parry was Executive Vice President of ITW with responsibility for the Polymers and Fluids Group.

Mr. Parry’s strategic and operating leadership skills and global commercial perspective gained from over 30 years of international business leadership experience, his significant acquisition experience and his extensive expertise in the industrial products manufacturing industry led to the conclusion that he should serve on the Board of Directors. During 18 years of executive and management experience in various senior management positions at ITW, a multinational manufacturer of a diversified range of industrial products and equipment, Mr. Parry has successfully grown the operations and profitability of multiple business units and helped ITW complete numerous acquisitions. Prior to joining ITW in 1994, Mr. Parry spent 17 years in various executive and management positions at Imperial Chemical Industries, which at the time was one of the largest chemical producers in the world. Mr. Parry received a bachelor of science degree in chemistry, a master of science degree in chemistry and a Ph.D. in polymer chemistry from Victoria University of Manchester, Manchester, England.

Mr. Parry is a member of the Audit Committee of the Board of Directors. Effective immediately following the Annual Meeting, Mr. Parry will become Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee, and will cease to be a member of the Audit Committee, of the Board of Directors.

LIVINGSTON L. SATTERTHWAITE	Director since April 2011
President	Age 54
Cummins Power Generation Division

Mr. Satterthwaite has served as President of Cummins Power Generation, a unit of Cummins, Inc., since June 2008.

Mr. Satterthwaite’s business leadership and sales skills, international experience and extensive experience in industrial manufacturing led to the conclusion that he should serve on the Board of Directors. Since joining Cummins in 1988, Mr. Satterthwaite has held various positions at Cummins Power Generation and other divisions of Cummins, including 14 years in managerial and sales positions in the United Kingdom and Singapore. Prior to joining Cummins, Mr. Satterthwaite spent four years at Schlumberger Limited, an oilfield services provider, as a General Field Engineer. Mr. Satterthwaite received a bachelor of science degree in civil engineering from Cornell University and a masters in business administration degree from Stanford University.

Mr. Satterthwaite is a member, and effective immediately following the Annual Meeting will become Chairman, of the Compensation Committee of the Board of Directors.

Class I: Three-Year Term Expires in 2017

GREGORY F. MILZCIK	Director since April 2008
Retired President and Chief Executive Officer	Age 55
Barnes Group Inc.

Mr. Milzcik served as President and Chief Executive Officer of Barnes Group Inc. from prior to 2009 until his retirement in 2013. Mr. Milzcik is a director of Kulicke & Soffa Industries Inc.

Mr. Milzcik’s business leadership skills, his relevant experience in industrial manufacturing, his corporate governance and executive compensation training and his extensive technical and management education led to the conclusion that he should serve on the Board of Directors. Through his executive experience at Barnes Group, Mr. Milzcik obtained a unique understanding of the industrial manufacturing business environment and gained exposure to and familiarity with IDEX’s customer base. In addition, Mr. Milzcik gained experience with international commerce, government contracting, complex project management, intellectual property management and industry cyclicality, which enrich his perspective as a director of the Company. Mr. Milzcik has acquired substantial training in corporate governance and executive compensation through his executive experience, board memberships and attendance at the Harvard Directors College, Stanford Directors College and ODX/Columbia Director Education Program, and has been named a Board Leadership Fellow by the National Association of Corporate Directors. Mr. Milzcik received a bachelor of science degree in applied science and technology from Thomas Edison State College, a master’s degree in management and administration from Cambridge College, a certificate of graduate studies in administration and management from Harvard University and a doctorate from Case Western Reserve University, with research focusing on management systems in cyclical markets. Mr. Milzcik is a Certified Manufacturing Engineer through the Society of Manufacturing Engineers, and has an FAA Airframe and Power Plant License.

Mr. Milzcik is a member of the Audit Committee of the Board of Directors.

ANDREW K. SILVERNAIL	Director since August 2011
Chairman, President and Chief Executive Officer	Age 44
IDEX Corporation

Mr. Silvernail was appointed Chairman of the Board effective January 1, 2012. Mr. Silvernail has served as President and Chief Executive Officer and a director of the Company since August 10, 2011. Prior to his appointment as President and Chief Executive Officer, Mr. Silvernail served since January 2011 as Vice President Group Executive of the Company’s Health & Science Technologies, Global Dispensing and Fire & Safety/Diversified Products business segments. From February 2010 to December 2010, Mr. Silvernail was Vice President Group Executive of the Company’s Health & Sciences Technologies and Global Dispensing business segments. Mr. Silvernail joined IDEX in January 2009 as Vice President Group Executive of Health & Science Technologies. Mr. Silvernail is a director of Stryker Corporation.

Mr. Silvernail’s relevant experience with engineering and technology industries in general, together with his extensive management experience led to the conclusion that he should serve on the Board of Directors. Mr. Silvernail received his bachelor of science degree in government from Dartmouth College and his masters of business administration degree from Harvard University.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and Committees

The Board of Directors has the ultimate authority for the management of the Company’s business. The Corporate Governance Guidelines, the charters of the Board committees, the Code of Business Conduct and Ethics, and the Standards for Director Independence, provide the framework for the governance of the Company. The Corporate Governance Guidelines address matters such as composition, election of directors, size and retirement age for the Board, Board membership criteria, the role and responsibilities of the Board, director compensation, share ownership guidelines, and the frequency of Board meetings (including meetings to be held without the presence of management). The Code of Business Conduct and Ethics sets forth the guiding principles of business ethics and certain legal requirements applicable to all of the Company’s employees and directors. Copies of the current Corporate Governance Guidelines, the charters of the Board committees, the Code of Business Conduct and Ethics, and the Standards for Director Independence are available under the Investor Relations links on the Company’s website at www.idexcorp.com.

The Board selects the Company’s executive officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their performance. Without limiting the generality of the foregoing, the Board of Directors oversees an annual assessment of enterprise risk exposure, and the management of such risk, conducted by the Company’s executives. When assessing enterprise risk, the Board focuses on the achievement of organizational objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. Direct oversight allows the Board to assess management’s inclination for risk, to determine what constitutes an appropriate level of risk for the Company and to discuss with management the means by which to control risk. In addition, while the Board of Directors has the ultimate oversight responsibility for the risk management process, the Audit Committee focuses on financial risk management and exposure, and legal compliance. The Audit Committee receives an annual risk assessment report from the Company’s internal auditors and reviews and discusses the Company’s financial risk exposures and the steps management has taken to monitor, control and report those exposures.

The Company’s By-laws permit the Board to select its Chairman in the manner it determines to be most appropriate. The Corporate Governance Guidelines provide that, if the Chairman of the Board is not the Chief Executive Officer, and is an independent director, there shall be no Lead Director. If the Chairman of the Board is the Chief Executive Officer or is not an independent director, the independent directors shall elect an independent Lead Director. In connection with Mr. Silvernail’s appointment as Chairman, the Board appointed Michael T. Tokarz as Lead Director. Mr. Tokarz, a Class II director, is not standing for election this year. Effective immediately following the Annual Meeting, William M. Cook will serve as Lead Director. The responsibilities of the Lead Director include:

•	Coordinating the activities of the independent directors;

•	Reviewing the Board meeting agendas and providing the Chairman with input on the agendas;

•	Preparing the agendas for executive session of the independent directors and chairing those sessions;

•	Facilitating communications between the Chairman and other members of the Board; and

•	Coordinating the performance evaluation of the Chief Executive Officer.

The independent non-management directors of the Board meet separately as a group at every regularly scheduled Board meeting. The Lead Director generally presides at these non-management executive sessions. During 2014, the Board held six meetings.

The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefit of having the CEO also serve as Chairman of the Board. The Chief Executive Officer, as the individual with primary responsibility for managing the Company’s day-to-day operations, is best positioned to chair regular Board meetings and to oversee discussion on business and strategic issues. Coupled with the existence of a Lead Director and regular executive sessions of the non-management directors, this structure provides independent oversight, including risk oversight, while facilitating the exercise of the Board’s responsibilities.

The Board has adopted standards for determining whether a director is independent. These standards are based upon the listing standards of the New York Stock Exchange and applicable laws and regulations, and are available on the Company’s website as described above. The Board also reviewed commercial relationships between the Company and organizations with which directors were affiliated by service as an executive officer. The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms and other circumstances that did not affect the relevant directors’ independence under applicable law and NYSE listing standards. The Board has affirmatively determined, based on these standards and after considering the relationship described immediately above, that the following directors, two of whom are standing for election to the Board, are independent: Messrs. Cook, Milzcik, Mrozek, Parry and Satterthwaite, and Ms. Warner. The Board has also determined that Mr. Silvernail is not independent. Mr. Silvernail is the Chairman of the Board, President and Chief Executive Officer of the Company. The Board has also determined that all Board standing committees are composed entirely of independent directors.

Important functions of the Board are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company’s By-laws and based on the recommendations of the Nominating and Corporate Governance Committee, the Board as a whole appoints the members of each committee each year at its first meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee, subject to applicable law and NYSE listing standards. There are three standing committees of the Board: the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee. Each committee has a written charter that is available on the Company’s website as described above.

The Nominating and Corporate Governance Committee’s primary purpose and responsibilities are to: develop and recommend to the Board corporate governance principles and a code of business conduct and ethics; develop and recommend criteria for selecting new directors; identify individuals qualified to become directors consistent with criteria approved by the Board, and recommend to the Board such individuals as nominees to the Board for its approval; make recommendations to the Board regarding any director who submits an offer of resignation by reason of the plurality plus voting standard under the Company’s Corporate Governance Guidelines; screen and recommend to the Board individuals qualified to become Chief Executive Officer and any other senior officer whom the committee may wish to approve; and oversee evaluations of the Board, individual Board members and Board committees. The members of the Nominating and Corporate Governance Committee are Messrs. Bell and Tokarz, and Ms. Warner. Mr. Bell, a Class I director, will retire and resign from the Board effective immediately following the Annual Meeting. Mr. Tokarz, a Class II director, is not standing for election this year. Effective immediately following the Annual Meeting, Messrs. Parry and Satterthwaite will become members of the Nominating and Corporate Governance Committee. During 2014, the Nominating and Corporate Governance Committee held three meetings.

It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board recommended by the Company’s stockholders in accordance with the procedures described under “STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2015 ANNUAL MEETING” below. Stockholder nominees who are nominated in accordance with these procedures will be given the same consideration as nominees for director from other sources.

The Nominating and Corporate Governance Committee selects nominees for the Board who demonstrate the following qualities:

Experience (in one or more of the following):

•	high-level leadership experience in business or administrative activities;

•	specialized expertise in the industries in which the Company competes;

•	financial expertise;

•	breadth of knowledge about issues affecting the Company; and

•	ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•	personal integrity;

•	loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	time available for meetings and consultation on Company matters; and

•	willingness to assume fiduciary responsibilities.

Qualified candidates for membership on the Board are identified and considered based on the qualities described above, without regard to race, color, religion, sex, ancestry, national origin or disability. In the past, the Company has engaged executive search firms to help identify and facilitate the screening and interviewing of director candidates. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate suitable to be a director. The Committee may also ask the candidate to meet with other members of the Board. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board appointment or election of that candidate. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommends to the full Board the slate of directors for nomination for election at the annual meeting of stockholders.

The Audit Committee’s primary duties and responsibilities are to: monitor the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and legal compliance; monitor the independence and performance of the Company’s independent registered public accounting firm and monitor the performance of the Company’s internal audit and compliance functions; hire and fire the Company’s independent registered public accounting firm and approve any audit and non-audit work performed by the independent registered public accounting firm; provide an avenue of communication among the independent registered public accounting firm, management and the Board; prepare the audit committee report that Securities and Exchange Commission (SEC) rules require to be included in the Company’s annual proxy statement; and administer the Company’s Related Person Transactions Policy (see “Transactions With Related Persons” below). The members of the Audit Committee are Messrs. Cook, Milzcik, Mrozek and Parry. Effective immediately following the Annual Meeting, Mr. Parry will cease to be a member of the Audit Committee. The Board has determined that each of Messrs. Cook, Milzcik and Mrozek is an “audit committee financial expert,” as defined by SEC rules. During 2014, the Audit Committee held 10 meetings.

The Compensation Committee’s primary duties and responsibilities are to: establish the Company’s compensation philosophy and structure the Company’s compensation programs to be consistent with that philosophy; establish the compensation of the Chief Executive Officer and other senior officers; develop and recommend to the Board compensation for the directors; and prepare the compensation committee report the rules of the SEC require to be included in the Company’s annual proxy statement. The members of the Compensation Committee are Messrs. Bell, Satterthwaite and Tokarz, and Ms. Warner. Mr. Bell, Class I director, will retire and resign from the Board effective immediately following the Annual Meeting. Mr. Tokarz, a Class II director, is not standing for election this year. Effective immediately following the Annual Meeting, Mr. Parry will become a member of the Compensation Committee. During 2014, the Compensation Committee held four meetings.

To assist the Compensation Committee in discharging its responsibilities, the Compensation Committee retained Towers Watson to act as an outside consultant. Towers Watson is engaged by, and reports directly to, the Compensation Committee. The Compensation Committee has reviewed the nature of the relationship between itself and Towers Watson, including all personal and business relationships between the committee members, Towers Watson and the individual compensation consultants who provide advice to the Compensation Committee. Based on its review, the Compensation Committee did not identify any actual or potential conflicts of interest in Towers Watson’s engagement as an independent consultant. Towers Watson works with the Compensation Committee and management to structure the Company’s compensation programs and evaluate the competitiveness of its executive compensation levels. Towers Watson’s primary areas of assistance to the Compensation Committee are:

•	Analyzing market compensation data for all executive positions;

•	Advising on the structure of the Company’s compensation programs;

•	Advising on the terms of equity awards;

•	Assessing the relationship between named executive officer compensation and Company financial performance;

•	Reviewing the risk associated with the Company’s compensation programs; and

•	Reviewing materials to be used in the Company’s proxy statement.

Towers Watson periodically provides the Compensation Committee and management market data on a variety of compensation-related topics. The Compensation Committee authorized Towers Watson to interact with the Company’s management, as needed, on behalf of the Compensation Committee, to obtain or confirm information.

During 2014, each director attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which he or she was a member. The Company encourages its directors to attend the annual meeting of stockholders but has no formal policy with respect to that attendance. All of the directors attended the 2014 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

During 2014, Messrs. Bell, Milzcik, Satterthwaite and Tokarz, and Ms. Warner served as the members of the Compensation Committee. Neither Mr. Bell, Mr. Milzcik, Mr. Satterthwaite, Mr. Tokarz, nor Ms. Warner (i) was an officer or employee of the Company or any of its subsidiaries during 2014, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended. There were no relationships between the Company’s executive officers and the members of the Compensation Committee that require disclosure under Item 407(e)(4) of Regulation S-K.

Transactions with Related Persons

The Board has adopted a written Related Person Transactions Policy regarding the review, approval and ratification of transactions with related persons. All related person transactions are approved by the Audit Committee. If the transaction involves a related person who is a director or immediate family member of a director, that director will not be included in the deliberations regarding approval. In approving the transaction, the Audit Committee must determine that the transaction is fair and reasonable to the Company.

Compensation of Directors

The objectives of our director compensation program are to attract highly-qualified individuals to serve on our Board of Directors and align our directors’ interests with the interests of our stockholders. The Compensation Committee reviews the program at least annually to ensure that it continues to meet these objectives.

The Company believes that to attract and retain qualified directors, pay levels should be targeted at the 50th percentile (or median) of pay levels for directors at comparable companies. From time to time, the Compensation Committee, with the assistance of Towers Watson, evaluates the competitiveness of director compensation. The primary reference point for the determination of market pay is the peer group of companies used to benchmark the Company’s executive compensation. For further details on this topic, refer to “Market Benchmarking” under “Compensation Process and Oversight” in the Compensation Discussion and Analysis below. Market composite data derived from pay surveys available to Towers Watson and to the Company is also used.

Our director compensation for 2014 was based on the following:

Annual Retainer and Meeting Fees	$75,000
Committee Chair Retainer
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$8,000
Lead Director Fees
Annual Retainer	$15,000
Annual Equity Grant	$15,000
Restricted Stock	100% of Value
Value of Equity Grants Upon Initial Election to the Board	Pro-rated annual grant
Restricted Stock	100% of Value
Value of Annual Equity Grants	$110,000
Restricted Stock	100% of Value

Equity grants upon initial election to the Board are made on the date of appointment. Annual equity grants are made on the first regularly scheduled meeting of the Board held each year. All grants are structured to provide 100% of the expected value in the form of restricted stock awards, and are made under the IDEX Corporation Incentive Award Plan (Incentive Award Plan). The restricted stock vests in full on the earliest of the third anniversary of the grant, retirement, failure of the director to be re-elected to the Board, or a change in control of the Company. The restricted stock is non-transferable until the recipient is no longer serving as a director, and is subject to forfeiture if the director terminates service as a director for reasons other than death, disability, retirement, or failure to be re-elected to the Board. Prior to 2014, director equity grants were structured to provide approximately 50% of the expected value in the form of stock options and 50% of the expected value in the form of restricted stock awards. The Board transitioned the form of award to 100% restricted stock in 2014. Beginning in 2015, directors will have the ability to defer payment of all or a portion of their annual equity grant.

Under the Company’s Directors Deferred Compensation Plan, directors are permitted to defer their cash compensation as of the date their compensation would otherwise be payable. In general, directors must make elections to defer fees payable during a calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. All amounts deferred are recorded in a memorandum account for each director and are credited or debited with earnings or losses as if such amounts had been invested in an interest-bearing account or certain mutual funds, at the option of the director. The deferred compensation credited to the interest-bearing account is adjusted on at least a quarterly basis with hypothetical earnings equal to the lesser of the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of the first business day in November of the calendar year preceding the year for which the earnings are to be credited or 120% of the long-term applicable federal rate (AFR) as of the first business day in November. In accordance with SEC rules, no earnings on deferred compensation are shown in the Director Compensation table below because no “above market” rates were earned on deferred amounts in 2014. Directors must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments of up to 10 years, and to begin receiving distributions either at termination of Board service or at a future specified date. If a director should die before all amounts credited under the Directors Deferred Compensation Plan have been paid, the unpaid balance in the participating director’s account will be paid to the director’s beneficiary. The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets.

Non-management directors are subject to stock ownership guidelines. Non-management directors must comply with the guidelines within five years of their initial election to the Board. The guidelines dictate that all non-management directors must purchase or acquire shares of the Company’s Common Stock having an aggregate value at the time of purchase or acquisition equal to five times the annual retainer in effect upon their election to the Board. As of December 31, 2014, all directors were either in compliance with the ownership guidelines or were proceeding towards meeting the ownership guidelines within the applicable five-year period.

The following table summarizes the total compensation earned in 2014 for the Company’s directors. Mr. Silvernail receives no additional compensation for his service as a director.

2014 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Bradley J. Bell	$83,000	$110,000	$10,000	$203,000
William M. Cook	75,000	110,000	10,000	195,000
Gregory F. Milzcik	75,000	110.000	10,000	195,000
Ernest J. Mrozek	90.000	110,000	10,000	210,000
David C. Parry	75,000	110,000		185,000
Livingston L. Satterthwaite	75,000	110,000	8,101	193,101
Michael T. Tokarz	100,000	125.000	10,000	235,000
Cynthia J. Warner	75,000	110,000		185,000

(1)	Reflects the aggregate grant date fair value in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, assuming no forfeitures.

(2)	The following table provides information on the restricted stock and stock option awards held by the Company’s non-management directors and the value of those awards as of December 31, 2014. All outstanding awards are in or exercisable for shares of the Company’s Common Stock.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(b)	Market Value of Shares or Units of Stock that Have Not Vested(c)
Name	Exercisable(a)	Unexercisable(a)
Bradley J. Bell	6,750	0	$25.70	02/02/2015	3,360	$261,542
	3,375	0	30.67	02/02/2016
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	2,250	0	19.98	02/24/2019
	4,080	0	30.82	02/23/2020
	3,190	0	40.89	02/22/2021
	3,530	0	42.86	02/21/2022
	3,075	0	50.45	02/15/2023
William M. Cook	3,375	0	32.95	04/08/2018	3,360	261,542
	2,250	0	19.98	02/24/2019
	4,080	0	30.82	02/23/2020
	3,190	0	40.89	02/22/2021
	3,530	0	42.86	02/21/2022
	3,075	0	50.45	02/15/2023
Gregory F. Milzcik	3,375	0	32.95	04/08/2018	3,360	261,542
	2,250	0	19.98	02/24/2019
	4,080	0	30.82	02/23/2020
	3,190	0	40.89	02/22/2021
	3,530	0	42.86	02/21/2022
	3,075	0	50.45	02/15/2023
Ernest J. Mrozek	6,650	0	28.20	07/01/2020	3,360	261,542
	3,190	0	40.89	02/22/2021
	3,530	0	42.86	02/21/2022
	3,075	0	50.45	02/15/2023
David C. Parry	4,930	0	45.08	12/06/2022	3,775	293,846
	3,075	0	50.45	02/15/2023
Livingston L. Satterthwaite	4,800	0	45.16	04/05/2021	3,360	261,542
	3,530	0	42.86	02/21/2022
	3,075	0	50.45	02/15/2023
Michael T. Tokarz	6,750	0	25.70	02/02/2015	3,885	302,408
	3,375	0	30.67	02/02/2016
	3,375	0	33.99	02/12/2017
	2,250	0	30.85	02/20/2018
	2,250	0	19.98	02/24/2019
	4,080	0	30.82	02/23/2020
	3,190	0	40.89	02/22/2021
	4,160	0	42.86	02/21/2022
	3,620	0	50.45	02/15/2023
Cynthia J. Warner	4,610	0	50.45	02/15/2023	2,780	216,395

(a)	All options expire on the 10th anniversary of the grant date. Options granted prior to 2006 (with expiration dates prior to 2016) vested 100% on the second anniversary of the grant date. Options granted during and after 2006 (with expiration dates during and after 2016) vested 100% on the first anniversary of the grant date. All options vest 100% upon a change in control of the Company.

(b)	See footnote 1 to table under “SECURITY OWNERSHIP” below for vesting provisions.

(c)	Determined based upon the closing price of the Company’s Common Stock on December 31, 2014.

(3)	Reflects matching gifts of up to $10,000 per year directed to Internal Revenue Code 501(c)(3) tax-exempt, non-profit organizations under the IDEX Corporation Matching Gift Program.

Communications with the Board of Directors

Stockholders and other interested parties may contact the Board, the non-management directors as a group or any of the individual directors, including the Lead Director, by writing to Frank J. Notaro, Senior Vice President, General Counsel and Secretary, IDEX Corporation, 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045. Inquiries sent by mail will be reviewed, sorted and summarized by Mr. Notaro before they are forwarded to any director.

SECURITY OWNERSHIP

The following table furnishes information as of February 10, 2015, except as otherwise noted, with respect to shares of the Company’s Common Stock beneficially owned by (i) each director and nominee for director, (ii) each officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that are exercisable currently or will be exercisable within 60 days of February 10, 2015. Shares of Common Stock subject to options that are exercisable within 60 days of February 10, 2015, are considered to be outstanding for the purpose of determining the percentage of the shares held by a holder, but not for the purpose of computing the percentage held by others. An * indicates ownership of less than one percent of the outstanding Common Stock. For purposes of the following table, the address for each of the directors, nominees and executive officers of the Company is c/o 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Directors and Nominees (other than Named Executive Officers):
Bradley J. Bell(1)	68,876	*
William M. Cook(1)	28,690	*
Gregory F. Milzcik(1)	26,690	*
Ernest J. Mrozek(1)	21,725	*
David C. Parry(1)	11,780	*
Livingston L. Satterthwaite(1)	16,102	*
Michael T. Tokarz(1)	361,051	*
Cynthia J. Warner(1)	7,390	*
Named Executive Officers:
Andrew K. Silvernail(2)(3)	212,738	*
Heath A. Mitts(2)(3)	127,752	*
Eric D. Ashleman(2)(3)	54,422	*
Brett E. Finley(2)(3)	40,398	*
Frank J. Notaro(2)(3)	55,033	*
Directors, Nominees and All Executive Officers as a Group: (16 persons)(4)	1,199,426	1.5
Other Beneficial Owners:
T. Rowe Price Associates, Inc.(5)	9,913,639	12.4
100 East Pratt Street Baltimore, Maryland 21202
BlackRock Inc.(6)	5,048,883	6.4
40 East 52nd Street New York, New York 10022
The Vanguard Group(7)	4,906,114	6.2
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)

Includes 25,125, 19,500, 19,500, 16,445, 8,005, 11,405, 26,300 and 4,610 shares under exercisable options for Messrs. Bell, Cook, Milzcik, Mrozek, Parry, Satterthwaite and Tokarz, and Ms. Warner, respectively. Includes 1,000 shares of restricted stock issued to each of Messrs. Bell, Cook, Milzcik, Mrozek and Satterthwaite on February 21, 2012, which vest on February 21, 2015; 1,170 shares of restricted stock issued to Mr. Tokarz on February 21, 2012, which vest on February 21, 2015; 1,415 shares of restricted stock issued to Mr. Parry on December 6, 2012, which vest on December 6, 2015; 845 shares of restricted stock issued to each of Messrs. Cook,

Milzcik, Mrozek, Parry and Satterthwaite on February 15, 2013, which vest on February 15, 2016; 1,265 shares of restricted stock issued to Ms. Warner on February 15, 2013, which vest on February 15, 2016; and 1,515 shares of restricted stock issued to each of Messrs. Cook, Milzcik, Mrozek, Parry and Satterthwaite and Ms. Warner on February 13, 2014, which vest on February 13, 2017. Also includes 845 shares and 995 shares of restricted stock issued to Messrs. Bell and Tokarz, respectively, on February 15, 2013, and 1,515 shares and 1,720 shares of restricted stock issued to Messrs. Bell and Tokarz, respectively, on February 13, 2014, which vest on April 8, 2015. The restricted shares held by Messrs. Cook, Milzcik, Mrozek, Parry, and Satterthwaite, and Ms. Warner may vest earlier than the dates indicated above upon a change in control of the Company, retirement, or failure to be re-elected to the Board. All shares of restricted stock are eligible for dividends.

(2)	Includes 125,942, 89,987, 27,734, 12,886 and 45,663 shares under exercisable options for Messrs. Silvernail, Mitts, Ashleman, Finley and Notaro, respectively.

(3)	Includes shares of restricted stock awarded by the Company as follows:

Mr. Silvernail was awarded 18,670 shares of restricted stock under the Incentive Award Plan on February 21, 2012, which vest on February 21, 2015; 18,505 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest on February 15, 2016; and 9,320 shares of restricted stock under the Incentive Award Plan on February 13, 2014, which vest on February 13, 2017; provided he is employed by the Company on such vesting dates.

Mr. Mitts was awarded 5,840 shares of restricted stock under the Incentive Award Plan on February 21, 2012, which vest on February 21, 2015; 4,560 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest on February 15, 2016; and 2,225 shares of restricted stock under the Incentive Award Plan on February 13, 2014, which vest on February 13, 2017; provided he is employed by the Company on such vesting dates.

Mr. Ashleman was awarded 4,090 shares of restricted stock under the Incentive Award Plan on February 21, 2012, which vest on February 21, 2015; 1,725 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest on February 15, 2016; 9,915 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest 50% on February 15, 2016 and 50% on February 15, 2017; and 1,895 shares of restricted stock under the Incentive Award Plan on February 13, 2014, which vest on February 13, 2017; provided he is employed by the Company on such vesting dates.

Mr. Finley was awarded 2,950 shares of restricted stock under the Incentive Award Plan on February 21, 2012, which vest on February 21, 2015; 1,725 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest on February 15, 2016; 9,915 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest 50% on February 15, 2016 and 50% on February 15, 2017; and 1,345 shares of restricted stock under the Incentive Award Plan on February 13, 2014, which vest on February 13, 2017; provided he is employed by the Company on such vesting dates.

Mr. Notaro was awarded 5,840 shares of restricted stock under the Incentive Award Plan on February 21, 2012, which vest on February 21, 2015; 2,600 shares of restricted stock under the Incentive Award Plan on February 15, 2013, which vest on February 15, 2016; and 930 shares of restricted stock under the Incentive Award Plan on February 13, 2014, which vest on February 13, 2017; provided he is employed by the Company on such vesting dates.

The restricted shares held by Messrs. Silvernail, Mitts, Ashleman, Finley and Notaro may vest earlier than the dates indicated above upon a change in control of the Company and certain other events. See “Outstanding Equity Awards at 2014 Fiscal Year End” under “EXECUTIVE COMPENSATION.”

All shares of restricted stock are eligible for dividends.

(4)	Includes 551,045 shares under options that are exercisable currently or will be exercisable within 60 days of February 10, 2015, and 147,195 unvested shares of restricted stock.

(5)	Based solely on information in Schedule 13G, as of December 31, 2014, filed by T. Rowe Price Associates, Inc. (Price Associates) with respect to Common Stock owned by Price Associates and certain other entities which Price Associates directly or indirectly controls or for which Price Associates is an investment advisor on a discretionary basis.

(6)	Based solely on information in Schedule 13G, as of December 31, 2014, filed by BlackRock Inc. (BlackRock) with respect to Common Stock owned by BlackRock and certain other entities which BlackRock directly or indirectly controls or for which BlackRock is an investment advisor on a discretionary basis.

(7)	Based solely on information in Schedule 13G, as of December 31, 2014, filed by Vanguard Group (Vanguard) with respect to Common Stock owned by Vanguard and certain other entities which Vanguard directly or indirectly controls or for which Vanguard is an investment advisor on a discretionary basis.

EXECUTIVE COMPENSATION

Risk Assessment

The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs to determine whether any potential risks are material to the Company. In approving the 2014 compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks and concluded that the Company’s compensation policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy, do not incentivize employees, including executive officers, to take unnecessary or excessive risks, and that any risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company. In this review, the Compensation Committee considered the attributes of the Company’s policies and practices, including:

•	The mix of fixed and variable compensation opportunities;

•	The balance between annual cash and long-term, stock-based performance opportunities;

•	Multiple performance factors tied to key measures of short-term and long-term performance that motivate sustained performance and are based on quantitative measures;

•	Caps on the maximum payout for cash incentives;

•	Stock ownership requirements for executives that encourage a long-term focus on performance;

•	An insider trading policy that prohibits hedging and pledging;

•	A clawback policy that applies to performance-based compensation, including stock-based awards, for directors and officers; and

•	Oversight by an independent compensation committee.

Compensation Committee Report

The Compensation Committee has reviewed the following Compensation Discussion and Analysis and discussed its contents with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael T. Tokarz, Chairman

Bradley J. Bell

Livingston L. Satterthwaite

Cynthia J. Warner

Compensation Discussion and Analysis

Executive Summary

2014 saw a continuation of the positive momentum that we experienced in 2013. We focused on increasing shareholder value by focusing on improving organic growth, driven through core product and business line strategies, and productivity gains, while maintaining a disciplined approach to acquisitions, dividends and share repurchases. The following are 2014 financial highlights:

•	Sales of $2.1 billion increased 6 percent compared to the prior year, 5 percent organically.

•	Earnings per share (EPS) of $3.45 was 36 cents, or 12 percent, higher than the prior year EPS of $3.09.

•	Free cash flow of $326 million was 117 percent of net income.

•	Net income of $279 million increased 9 percent compared to the prior year.

•	We repurchased 3 million shares of common stock for an aggregate purchase price of $223 million.

•	We increased the quarterly dividend by 22 percent in April 2014.

•

We acquired Aegis Flow Technologies, a leader in the design, manufacture and sale of specialty chemical processing valves for use in the chemical, petro-chemical, chlor-alkali, pharmaceutical, semiconductor and pulp/paper industries.

These financial highlights and significant recent accomplishments are closely related to performance metrics under our executive compensation plans. For 2014, the executive compensation programs were designed to directly link compensation opportunities to the financial performance metrics that we believe are the best measures of success in our business: earnings per share, cash flow conversion, organic sales growth and total shareholder return. The changes we made in the 2013 executive compensation programs, as further refined in 2014, provide a clear link of pay to performance. In 2014, the Compensation Committee:

•	Increased the weighting on organic growth in our short-term incentive program thereby highlighting the importance of this metric to the success of our business, and

•	Increased the weighting of performance stock units to 50% of the long-term incentive mix, thereby putting more focus on three-year relative total shareholder return.

Linkage Between Performance and Executive Pay

The compensation opportunities of our executives are directly tied to the performance of the Company. Our pay-for-performance philosophy is demonstrated by the following elements of our executive compensation program for 2014:

•

Approximately 82% of our CEO’s 2014 total targeted pay consisted of incentives tied to Company performance, and an average of approximately 68% of our other named executives officers’ total targeted pay in 2014 consisted of incentives tied to Company performance. The charts below show the allocation of 2014 targeted pay across base salary, the annual cash incentive award, and the long-term incentive award for our CEO and other named executive officers in the 2014 Summary Compensation Table.

•

In 2014, our long-term incentives continued to represent the single largest component of our CEO’s and other named executive officers’ targeted pay, representing approximately 64% and 44% of total targeted pay, respectively.

•

Our 2014 incentive awards are directly tied to the performance metrics that we believe are the best measures of our financial success and that will represent value created for our stockholders: earnings per share, cash flow conversion, organic sales growth, and total shareholder return (measured on a relative basis).

•

Our performance metrics are largely focused on absolute performance goals. We balance these absolute goals with a relative performance goal that measures our long-term total shareholder return as compared to companies in the S&P Midcap 400 Industrials Index. This structure reinforces a focus on our financial performance compared to a group of industrial companies.

•	The value of all three components of our 2014 long-term incentive awards is tied to our stock price performance, which links executive pay directly to the creation of value for our stockholders.

Our Executive Compensation Governance Practices

Our executive compensation policies and practices include the following features, which illustrate our commitment to the principles stated above:

•	Pay for performance is the foundation of our executive compensation program, with the majority of executive pay tied to Company performance.

•	We assess the market competitiveness of our programs by assessing the practices of our peer group and through review of market survey data.

•	We target base salary, annual cash incentives and long-term incentives at the median of the competitive market for each position, while allowing high performers to exceed median based on performance.

•	We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary to one another and contribute to the long-term creation of shareholder value.

•

We utilize performance metrics in our annual bonus plan that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company’s business strategy and financial results, while providing balance through a relative performance goal in our long-term incentive program.

•

The Committee’s independent consultant conducts an analysis of NEO realizable pay and Company financial performance. This analysis provides data on whether the potential outcomes of past pay decisions and programs provided to our executives will deliver realizable pay in-line with Company performance; and it helps to inform the Committee on future pay decisions and program design.

•	Our annual cash incentive awards and performance stock unit awards include a limit on the maximum payout opportunities.

•	We have executive stock ownership guidelines ranging from two times to five times base salary based on position.

•	We have adopted an annual policy for our say-on-pay vote as recommended by shareholders at our 2011 Annual Meeting of Stockholders.

•

We reduce the risk of improper or short-sighted compensation decisions by maintaining programs that vest over multiple years, actively engaging the Compensation Committee in executive and senior management compensation, and aligning programs with business-supporting measures.

•	We incorporate “clawback” provisions into our annual and long-term incentive awards to protect the Company and stockholders.

•	No executives are eligible to receive an excise tax gross-up in the event of a change in control.

•

The Company has an insider trading policy under which we prohibit transactions in which executives may profit from short-term speculative swings in the value of the Company’s share price (hedging), pledging and holding Company shares in margin accounts.

•	With the exception of the Chief Executive Officer, we do not enter into employment contracts with executive officers.

•	We maintain a consistent severance policy for our executive officers, with no payments for termination for cause.

•	We work to reduce earnings dilution by limiting participation in our equity-based programs.

•	We are adopting double-trigger vesting upon a change in control in our equity award agreements and our incentive plan in 2015.

•

The Compensation Committee is comprised solely of independent directors and approves all compensation for our senior officers; the Compensation Committee develops and recommends to the Board for approval the compensation of the Chief Executive Officer.

•	The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee.

•

Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies with a primary focus on manufacturing of highly-engineered products, similar to those produced by the Company and primarily within a range of 0.5 to 2.0 times the Company’s annual revenue.

The Company held an advisory vote on executive compensation (say-on-pay) at the Company’s 2014 Annual Meeting of Stockholders. The say-on-pay advisory vote received support from over 98% of the shares voted at the 2014 Annual Meeting. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Philosophy and Objectives of Our Executive Compensation Program

As more fully discussed below, the Company’s executive compensation philosophy is that its compensation program should: (1) align the interests of management and stockholders, (2) motivate and retain the management team with a focus on pay-for-performance, and (3) result in executives holding meaningful amounts of the Company’s Common Stock.

•

Our 2014 executive compensation program elements were aligned with the interests of our stockholders by linking our incentive compensation performance metrics to the following key indicators of the Company’s overall financial performance: earnings per share, cash flow conversion, organic sales growth, and total shareholder return relative to companies in the S&P Midcap 400 Industrials Index. We believe that our executives should have a financial stake in our long-term success. As described in greater detail below, the Board of Directors established stock ownership guidelines in 2006 that require covered executive officers, including the named executive officers, to maintain a stake in the long-term success of our business. In addition, the Company’s insider trading policy prohibits speculative and derivative trading and short selling by all employees and directors. The policy further prohibits pledging Company securities and hedging transactions with respect to Company securities. We believe these requirements along with our incentive programs effectively align the interests of management and stockholders and motivate the creation of long-term stockholder value.

•

We believe that the mix of base salary, short-term and long-term incentives with appropriate performance metrics and targets provide a motivational element whereby executives are paid according to how the Company performs, and that they have direct line of sight to what it takes to outperform and thus achieve pay above market median. We seek to retain our executives primarily by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. We believe that our executives have skills that are transferrable across industries and are sought after by similar-sized as well as larger diversified manufacturing companies. As a result, we do include companies in our peer group that are more than two times the Company’s revenue level.

•

Our long-term incentive program consists of performance-based stock units, restricted stock and stock options. Our long-term incentive award grants are targeted to be competitive with the market and, depending upon Company performance, can result in significant share ownership opportunities for our executives. As stated above and detailed below, our stock ownership guidelines require our executives to maintain certain stock ownership levels. When combining the long-term incentive grant levels that are paid out in the Company’s common stock and the required ownership levels, the result is that our executives hold meaningful amounts of the Company’s Common Stock.

Compensation Process and Oversight

Role of Compensation Committee and Data Used. The Compensation Committee establishes the Company’s compensation philosophy, structures the Company’s compensation programs to be consistent with that philosophy, and approves each element of named executive officer (NEO) compensation. In the case of the CEO, the Board of Directors reviews and approves compensation recommendations made by the Compensation Committee.

The Compensation Committee performs periodic reviews of executive pay tally sheets. The tally sheets outline each executive’s annual target and actual pay, unvested equity holdings and termination payments under various scenarios. Data from the tally sheets is considered by the Compensation Committee when setting target total compensation. Generally, the Compensation Committee reviews and adjusts target total compensation levels annually. Actual total compensation may vary from target based on performance and changes in stock price over time.

Generally, the amount of compensation realized historically, or potentially realizable in the future, from past equity awards does not directly impact the level at which future pay opportunities are set. When granting equity awards, the Compensation Committee considers market data and individual performance.

Market Benchmarking. The Compensation Committee reviews data from various sources (as discussed below) as one input in determining appropriate target compensation levels. Individual pay decisions are made on the basis of individual performance, years of experience, skill set, value of the position (or the individual) to the organization, as well as the market data. The Compensation Committee believes that, to attract and retain qualified management, total direct compensation should be competitively targeted within a range of +/- 20% of the 50th percentile (Targeted Range) of market for comparable positions at comparable companies. However, cases may exist where these target compensation levels fall outside this range based on the individual factors listed above. Actual compensation should and does vary from target based on Company and individual performance. For 2014, compensation levels for the NEOs were within the Targeted Range.

The Compensation Committee undertook a review and analysis to ensure that the 2014 executive compensation programs appropriately reflected the market for talent. The Committee considered relevant market pay practices to ensure the Company’s ability to recruit and retain high performing talent across its diversified markets and global footprint. Two surveys and a peer group analysis were utilized for the 2014 executive compensation market analysis for the NEOs:

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Companies that participate in the Towers Watson Executive Compensation Database survey (excluding energy and financial service companies) as well as the Equilar Top 25 Survey, both matched by job content. Two surveys were used because they include a broad range of manufacturing companies that are comparable to the Company in size, geography and industry; and

•

The peer group of companies identified below, which consists of companies that are similar to the Company in terms of their size (i.e., revenue, net income, and market capitalization), diversified industry profile (ranging from customized manufacturing solutions to emerging markets in highly specialized health science technology), investment in research and development, global presence, and have executive officer positions that are comparable to the Company’s in terms of breadth, complexity and scope of responsibilities. The companies listed below are the same group of companies used to benchmark pay in 2013.

A.O. Smith Corporation	Dover Corporation	Pentair Ltd.
Actuant Corporation	Flowserve Corporation	PerkinElmer, Inc.
AMETEK, Inc.	Gardner Denver, Inc.	Robbins & Myers, Inc.
Barnes Group Inc.	JDS Uniphase Corporation	Roper Industries, Inc.
Bruker Corporation	KLA-Tencor Corporation	SPX Corporation
CIRCOR International Inc.	Nordson Corporation	Waters Corporation
Colfax Corporation	Pall Corporation	Watts Water
Donaldson Company, Inc.

The Compensation Committee believes that multiple data sources provide for a clearer perspective of the market. As such, with the assistance of Towers Watson, the Compensation Committee developed an aggregate composite of the market data to establish target compensation levels for the executives weighted as follows:

Position(s)	Survey Weighting	Peer Group Weighting	Rationale
Chief Executive Officer and Senior Vice President, Chief Financial Officer	20%	80%	Positions are required to be represented in all of the proxy peer group companies; closest representation of the corporate profile; balance of peer and survey data.
Senior Vice President Group Executives	40%	60%

Significant number of position matches in the proxy group as CEO-successors managing large portions of overall business; pool for talent would include the broader industry representation in the survey data.

Senior Vice President, General Counsel and Secretary	70%	30%	Limited number of position matches in the proxy group; pool for talent would include the broader industry representation in the survey data.

Process of Setting Compensation. The CEO’s pay package is developed by the Compensation Committee based on the financial and operating performance of the Company, the Committee’s assessment of his individual performance and a thorough review of the market benchmarking data identified above. The CEO pay recommendations put forth by the Compensation Committee are then reviewed and approved by the Board of Directors. The pay packages for the other NEOs are set by the Compensation Committee based on the recommendations of the CEO. The Compensation Committee considers the CEO’s recommendations, taking into account each NEO’s individual responsibility, experience and overall performance, as well as internal comparisons of pay within the executive group and the market benchmarking data. The Compensation Committee utilizes the expertise of its independent compensation consultant, Towers Watson, in developing compensation recommendations for the named executive officers, including the CEO.

In developing compensation programs, the Compensation Committee reviews the estimated accounting and tax impact of all elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and the Company realizes a tax deduction upon payment to, or realization by, the executive. The Compensation Committee has been advised that cash awards, performance stock units and stock options granted under the Incentive Award Plan should satisfy the requirements for performance-based compensation under Internal Revenue Code (IRC) Section 162(m).

The Compensation Committee has been advised that restricted stock awards (which vest based on continued employment with the Company) do not qualify as performance-based compensation and, therefore, may not be tax-deductible as a result of the limitations of IRC Section 162(m).

IRC Section 162(m) limits the tax deductibility by the Company of annual compensation in excess of $1,000,000 paid to the CEO and any of the three other most highly compensated executive officers, other than the CFO. While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. While it is a goal of the Compensation Committee to maximize the deductibility of executive compensation, the Committee retains the discretion to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. Accordingly, the Compensation Committee may award compensation to the executive officers that is not fully deductible if it determines the compensation is consistent with its philosophy and is in the Company’s and its stockholders’ best interests.

Our 2014 Executive Compensation Program

The following discussion describes our 2014 compensation elements and 2014 compensation decisions related to our NEOs. Our NEOs consist of our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers. For 2014, our named executive officers are Andrew K. Silvernail, our Chairman of the Board, President and Chief Executive Officer; Heath A. Mitts, our Senior Vice President, Chief Financial Officer; Eric D. Ashleman, our Senior Vice President, Group Executive; Brett E. Finley, our Senior Vice President, Group Executive, and Frank J. Notaro, our Senior Vice President, General Counsel and Secretary.

2014 Key Compensation Elements. The material elements of 2014 compensation for the NEOs are outlined below:

Element	Purpose	Characteristics

Base Salary	Provide a fixed level of current cash compensation consonant with the executive’s primary duties and responsibilities.	Adjusted annually to reflect market changes, salary budgets and individual performance.
Short-Term Incentives — Annual Bonus	Provide annual performance-based cash compensation in excess of base salary.	Reflects Company performance.
Long-Term Incentives — Stock Options	Provide long-term compensation tied to increases in the price of the Company’s common stock, and retention.	Priced on grant date, and vest ratably over four years.
Long-Term Incentives — Restricted Stock Awards	Provide long-term compensation tied to the value of the Company’s common stock, and retention.	Cliff vest in three years.
Long-Term Incentives — Performance Stock Units	Provide performance-based long-term compensation tied to shareholder return and value of the Company’s common stock, and retention.	Vest based on relative total shareholder return compared to companies in the S&P Midcap 400 Industrials index over a cumulative three-year period.
Retirement Benefits	Provide overall wealth accumulation and retention.	Various market-based retirement and welfare benefits and perquisites.

Maintaining a balanced perspective is a core part of the Company’s business strategy. While short-term performance is vital to the financial well-being of the Company, the long-term health of the Company requires the appropriate emphasis on new products, technologies and investments that will enable future growth and deliver long-term stockholder value. The latter requires that employees take calculated risks to capitalize on anticipated changes in the Company’s numerous businesses. The Compensation Committee believes that balancing the proportion of cash and non-cash awards, as well as short-term versus long-term awards, is important to motivate performance while mitigating risk. Cash-based awards are important in motivating executives for the short-term, while long-term incentives focus executives with the greatest ability to impact business results on managing the business for the long-term, and reinforce the link between their earnings opportunity and the long-term growth of the Company.

Base Salary. Base salaries are reviewed annually and may be adjusted to reflect market data, as well as individual responsibility, experience and tenure. Base salary is targeted to within a range of +/-20% of the 50th percentile of the market. For 2014, base salaries were within the targeted range for each NEO. The table below highlights the change in 2014 base salary for each NEO. For Messrs. Ashleman and Finley, the 10% increases were due to an increase in responsibilities for each executive and to better align them with the 50th percentile of the market.

NEO	2014 Base Salary Rate	2013 Base Salary Rate	Percentage Increase
Andrew K. Silvernail	$900,000	$870,000	3%
Heath A. Mitts	$473,700	$460,000	3%
Frank J. Notaro	$426,500	$414,000	3%
Eric D. Ashleman	$410,000	$371,900	10%
Brett E. Finley	$410,000	$371,900	10%

Short-Term Incentives — Management Incentive Compensation Plan. All NEOs, other than Messrs. Silvernail and Notaro, participated in the Company’s Management Incentive Compensation Plan (MICP). The MICP provides participants with the opportunity to earn annual cash bonuses. As compared to the 2013 MICP, we increased the weighting on organic sales growth from 25% to 30% and decreased the weighting of adjusted cash flow conversion from 25% to 20%, thereby emphasizing the importance of organic growth to our executives.

The amount of the annual cash bonus paid to each participant under the MICP is determined under the following formula:

Annual Bonus = Base Salary x Individual Target Bonus Percentage x Business Performance Factor

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Individual Target Bonus Percentage for the year is a percentage of the participant’s base salary and is based on the participant’s position and market data. For the NEOs eligible to receive a bonus under the MICP for 2013, the Individual Target Bonus Percentages were as follows: Mr. Mitts — 75%; Mr. Ashleman — 70%; and Mr. Finley — 70%.

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The Business Performance Factor (discussed in more detail below) is calculated based on measurable corporate quantitative objectives, which are given a combined 70% weighting, and one strategic measure with a 30% weighting.

For 2014, the measurable quantitative objectives within the Business Performance Factor were adjusted EPS and adjusted cash flow conversion. Adjusted EPS excludes from reported earnings per share the impact of acquisition-related income and charges, and restructuring charges (EPS Adjustments). Adjusted cash flow conversion is cash flow as a percent of net income excluding the impact of the EPS Adjustments. The payout of each quantitative objective is a function of the amount by which actual performance exceeds or falls short of goal, with a maximum payout of 200% of target for each objective. For 2014, no bonus was payable unless a minimum threshold for adjusted EPS was met. The adjusted EPS threshold for 2014 was $2.90.

For 2014, the 30% strategic measure was organic sales growth. Organic sales growth is a critical business metric and helps identify the underlying health of the businesses and management’s ability to increase sales through innovation and customer-focus. Organic sales is defined as net sales of the Company adjusted to exclude the impact of foreign currency translation and sales from acquired businesses during the first twelve months of ownership.

For 2014, the relative weightings and the performance against the quantitative and strategic measure resulted in a recommended Business Performance Factor of 150%, as shown in the table below.

MICP Objective	Goal	Actual	Payout	MICP Weighting	Business Performance Factor
Adjusted EPS	$3.33	$3.60	166.7%	50%	83%
Adjusted Cash Flow Conversion	119%	119%	100.0%	20%	20%
Organic Sales Growth	3.0%	5.25%	156.3%	30%	47%

Total				100%	150%

As indicated above, adjusted EPS, adjusted cash flow conversion and organic sales growth all met or exceeded goals. Payments under the MICP are included in the 2014 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and summarized in the table below.

NEO	Base Salary Rate	Target Incentive	Business Performance Factor	2014 Short-Term Incentive Award
Heath A. Mitts	$473,700	75%	150%	$533,000
Eric D. Ashleman	$410,000	70%	150%	$430,500
Brett E. Finley	$410,000	70%	150%	$430,500

Short-Term Incentives — Incentive Award Plan. Messrs. Silvernail’s and Notaro’s annual incentive bonus took the form of a cash performance award under the stockholder-approved Incentive Award Plan rather than the MICP in order to allow their bonuses to be deductible under IRC Section 162(m). If Messrs. Silvernail and Notaro were participants in the MICP (which is not shareholder approved and permits upward adjustments instead of only downward adjustments as permitted under the Company’s Incentive Award Plan), their annual cash bonuses under the MICP would not be deductible under IRC Section 162(m).

In 2014, the Compensation Committee granted Messrs. Silvernail and Notaro cash performance awards with a maximum aggregate payment amount equal to 2% of the Company’s 2013 operating income contingent on the Company achieving the same minimum $2.90 adjusted EPS as for other named executive officers under the MICP. Adjusted EPS excludes from earnings per share the impact of acquisition-related income and charges, and restructuring charges. Under the terms of the awards, no bonus would be paid if the Company did not achieve adjusted EPS of $2.90. The Compensation Committee set Messrs. Silvernail’s and Notaro’s actual performance awards for 2014 at $1,350,000 and $479,900, respectively. In setting the actual awards, the Compensation Committee considered the actual performance of the Company using the metrics in the Business Performance Factor described above, its assessment of Messrs. Silvernail’s and Notaro’s individual performance and the amounts that Messrs. Silvernail and Notaro would have earned as an annual cash bonus if they participated in the MICP on substantially the same terms as the other NEOs with targets awards of 100% and 75% of their base salaries respectively.

2014 Long-Term Incentive Awards. In 2014, NEOs received long-term incentive awards consisting of three components: performance stock units (PSUs), stock options and restricted stock. For 2014, the approximate weighting of the PSUs, stock options and the restricted stock was 50%, 35% and 15%, respectively. The 2013 total long-term target opportunities were approximately equally weighted among each of the three long-term incentive award components. The Committee increased the weighting on the performance stock units in 2014 to reflect the pay for performance nature of the equity vehicle and the importance of total shareholder return as a financial metric. Prior to 2013, long-term incentive awards consisted of only stock options and restricted stock, as the performance stock units were added in 2013 to more tightly align pay and performance.

The performance stock units (PSUs) have a three-year performance period and utilize a relative TSR measure. The Company’s relative TSR will be measured against the TSR of companies in the S&P Midcap 400 Industrials Index at the end of the three-year performance period. If the Company achieves 50th percentile TSR performance as compared to the group of companies, each NEO will receive the target number of performance units paid out in shares of the Company’s common stock. Performance below or above the 50th percentile will result in shares delivered below or above target, respectively. Cumulative dividend equivalent payments will be made at the end of the performance period based on the number of shares of common stock received by each executive.

In selecting relative TSR as the measure, the Compensation Committee noted that TSR is highly correlated with a combination of other metrics that are important to the Company and to investors, notably: return on invested capital, operating profit margin and compound annual sales growth rate (CAGR).

In selecting the S&P Midcap 400 Industrials Index companies as a comparator group for relative TSR, the Compensation Committee’s objective was to have a group of 50-100 manufacturing companies which was broader than the peer group of companies used for benchmarking compensation of the named executive officers, but that was not too broad or not representative of the Company’s business. Towers Watson helped the Compensation Committee select from the S&P Midcap 400 Industrials Index, which represents a group of 60-70 industrial manufacturing companies that are similar to the Company. The Company is included in the index.

The Compensation Committee believes that performance stock units, stock options and restricted stock all incent management actions that drive the creation of stockholder value and promote executive stock ownership. However, each long-term incentive component has different characteristics. The value of the performance stock units after the three-year performance period is directly linked to the relative TSR as described above as well as the stock price movement during the performance period. Stock options provide value only to the extent that the Company’s stock price appreciates above the stock price on the date of grant. Restricted stock awards provide value regardless of whether the Company’s stock price appreciates, and help retain executives over the course of business and market cycles that may negatively impact the Company’s operations and stock price in the short term. Long-term incentive awards are generally made on an annual basis, or at the time of a special event (such as upon hiring or promotion). Historically, we have usually made awards on the date of the first Board of Directors meeting of a year, or the date of the annual meeting of stockholders. However, we have not adopted specific guidelines as to the timing of such awards, but attempt to not make awards during any periods when we have non-public information which could impact our stock price.

Working with its independent compensation consultant the Committee granted long-term incentive awards to the NEOs in early 2014 that were targeted at between the 50th and 75th percentile of the peer group to recognize individual impact on the Company’s strong 2013 performance and to provide long-term incentive awards at commensurate levels. The Company registered top quartile one-year cumulative TSR in 2013 as compared to the peer group of companies used to benchmark executive pay listed above. The Company’s three-year cumulative TSR was ranked at the 72nd percentile as compared to the same group of peer companies.

Other Compensation Components

Employee Benefits. The NEOs participate in group health, welfare and qualified retirement programs available to all of the Company’s employees. The NEOs also participate in nonqualified supplemental retirement plans, deferred compensation arrangements and supplemental disability benefits. Participation in these nonqualified plans is intended to provide the NEOs with the opportunity to accumulate retirement benefits at levels above the limitations imposed by tax qualified plans. For a more complete explanation of these plans, see the narrative following the 2014 Summary

Compensation Table, the Pension Benefits at 2014 Fiscal Year End table, the Nonqualified Deferred Compensation at 2014 Fiscal Year End table, and the discussion under “Potential Payments upon Termination or Change in Control.”

Severance and Change in Control Benefits. Each of the NEOs are entitled to severance benefits under the terms of written agreements in the event that their employment is actually or constructively terminated without cause. The amount of the benefit, which varies with the individual, depends on whether or not the termination is in connection with a change in control. The level of each NEO’s severance benefits reflects the Company’s perception of the market for their positions at the time the agreements were put in place.

Perquisites. The Compensation Committee believes in providing limited perquisites in line with market practice. The NEOs are provided with a car allowance. The CEO is entitled to limited use of the Company’s aircraft for non-business purposes. For further details on these perquisites, see the “Narrative to the Summary Compensation Table.”

Other Executive Compensation Matters

Stock Ownership. Consistent with its executive pay philosophy, the Company requires that executive officers maintain minimum ownership levels of the Company’s Common Stock. The following stock ownership guidelines for NEOs were established by the Board of Directors in 2006.

Executive	Ownership as a Multiple of Base Salary
CEO	5x
CFO	3x
Other NEOs	2.5x

The CEO, CFO and the other NEOs must comply with these ownership requirements within five years of date of hire or promotion. Counted for purposes of satisfying ownership requirements are shares directly owned and unvested restricted shares and performance stock units at target. As of December 31, 2014, the CEO, CFO and the other NEOs had met or were proceeding towards meeting the ownership guidelines within the applicable five-year period.

Hedging. All directors and officers of the Company are prohibited from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities (“hedging”). For this purpose, “hedging” includes “short-sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling, but not delivering, owned securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like), and other hedging transactions designed to minimize the risk inherent in owning the Company’s stock, such as zero-cost collars and forward sales contracts.

Clawbacks. Consistent with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and to the extent not in violation of applicable law, the Company reserves the right to recover, or clawback, from current or former directors and officers any wrongfully earned performance-based compensation, including stock-based awards, upon the determination by the Compensation Committee that:

•	The Company’s financial statements have been restated due to material noncompliance with any financial reporting requirement;

•	The cash incentive or equity compensation to be recouped was calculated on, or its realized value was affected by, the financial results that were subsequently restated;

•	The cash incentive or equity compensation would have been less valuable than that actually awarded or paid based upon the application of the correct financial results; and

•	The pay affected by the calculation was earned or awarded within three years of the restatement.

The Compensation Committee has exclusive authority to modify, interpret and enforce this provision in compliance with applicable law.

Tax Gross-Up Provisions. In February 2011, the Compensation Committee adopted a policy that the Company will not enter into any new agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control of the Company. No executives are eligible for an excise tax gross-up.

2014 Summary Compensation Table

The table below summarizes the total compensation earned in 2014, 2013 and 2012 for the Company’s CEO, CFO, and each of the three most highly compensated executive officers other than the CEO and CFO.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation Plan(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Andrew K.Silvernail,	2014	$895,385	$3,614,094	$1,584,274	$1,350,000		$340,046	$7,783,799
Chairman, President and Chief Executive Officer	2013 2012	856,808 790,769	2,036,105 800,196	931,221 818,174	1,235,400 732,500		298,296 261,083	5,357,830 3,402,723
Heath A. Mitts,	2014	471,592	862,913	378,198	533,000		118,256	2,363,959
Senior Vice President and Chief Financial Officer	2013 2012	455,289 431,308	501,737 250,302	229,515 255,680	489,900 298,700		98,514 109,508	1,774,954 1,345,497
Eric D. Ashleman,	2014	404,138	735,379	322,245	430,500		90,191	1,982,454
Senior Vice President, Group Executive
Brett E. Finley,	2014	404,138	520,460	228,013	430,500		89,068	1,672,179
Senior Vice President, Group Executive
Frank J. Notaro,	2014	424,577	360,271	157,900	479,900	$67,897	110,278	1,600,823
Senior Vice President, General Counsel and Secretary	2013 2012	411,362 391,692	286,078 250,302	130,840 255,680	441,000 269,700	77,377	92,519 103,196	1,361,799 1,347,947

(1)	Reflects the aggregate grant date fair value of restricted stock awards and the target number of performance stock units in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s annual report on the Form 10-K for the year ended December 31, 2014, for awards granted during the relevant year assuming no forfeitures. All shares of restricted stock and performance stock units are eligible for dividend equivalent payments.

(2)	Reflects the aggregate grant date fair value for the year indicated in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to financial statements in the Company’s Annual Report on the Form 10-K for the year ended December 31, 2014, for stock options granted during the relevant year assuming no forfeitures.

(3)	Reflects Messrs. Silvernail’s and Notaro’s annual performance award under the Incentive Award Plan and for the other NEOs’ the annual cash bonus under the MICP, in each case earned in the year reported.

(4)	Represents the aggregate increase/decrease in actuarial value under the Pension Plan and SERP (see the narrative to this table below for further details and the narrative to the Pension Benefits at 2014 Fiscal Year End table for descriptions of the Pension Plan and SERP). For 2013, Mr. Notaro’s aggregate actuarial value decreased by $69,565.

(5)	Consists of the following for 2014:

Name	Year	Contribution to 401 (k) Plan, Defined Contribution Plan and Accrued SERP Benefits	Automobile; Supplemental Disability(a)	Aircraft(b)	Other Payments	Total
Andrew K. Silvernail	2014	$211,316	$25,004	$103,726	$0	$340,046
Heath A. Mitts	2014	96,399	21,857	0	0	118,256
Eric D. Ashleman	2014	66,739	23,452	0	0	90,191
Brett E. Finley	2014	67,104	21,964	0	0	89,068
Frank J. Notaro	2014	91,136	19,142	0	0	110,278

(a)	Consists of auto allowance and gas and supplemental disability premiums.

(b)	The Company’s methodology for calculating the value of the personal use of the Company aircraft is to calculate the incremental costs of such usage to the Company, which includes fuel, landing fees, hangar fees, catering, additional expenses related to the crew and other expenses, which would not have otherwise been incurred by the Company if the aircraft had not been used for personal travel.

Narrative to Summary Compensation Table

Perquisites and Supplemental Disability

In addition to benefits generally available to all other U.S.-based non-union employees, the CEO and other NEOs receive an auto allowance and participate in a supplemental long-term disability program. The supplemental disability benefit is in addition to the group long-term disability benefit generally available to all U.S.-based non-union employees. The group long-term disability plan provides an annual benefit of 60% of the first $300,000 of base salary, or an annual maximum benefit of $180,000 per year. For the NEOs, the supplemental program provides an annual benefit of 60% of their base salary above $300,000, with a maximum supplemental benefit of $60,000 per year. The CEO is also offered the personal use of the Company aircraft (limited to 25 hours per year).

Retirement Benefits

The Company maintains three tax-qualified retirement plans for all employees in which the CEO and other NEOs participate: the IDEX Corporation Defined Contribution Plan (Defined Contribution Plan), the IDEX Corporation Savings Plan, which is a 401(k) plan with a prescribed matching contribution (401(k) Plan), and the IDEX Corporation Retirement Plan, which is a defined benefit plan (Pension Plan). One NEO has accrued benefits under the Pension Plan. None of the NEOs actively accrued any benefits under the Pension Plan in 2014.

Defined Contribution Plan

The Defined Contribution Plan is an ongoing tax-qualified “defined contribution” plan that provides an annual contribution based on a participant’s compensation for that year and a combination of the participant’s age and years of service as shown below:

Age + Years of Service	Company Contribution
Less than 40	3.5% of Eligible Annual Compensation
40 but less than 55	4.0% of Eligible Annual Compensation
55 but less than 70	4.5% of Eligible Annual Compensation
70 or more	5.0% of Eligible Annual Compensation

Under the Defined Contribution Plan, participants are entitled to receive the lump-sum value of their vested account at termination of employment subject to distribution rules under the law. Account balances are 100% vested after three years of service under the Defined Contribution Plan.

401(k) Plan

The 401(k) Plan is an on-going tax-qualified “401(k)” plan that provides a matching contribution based on the employee’s contribution up to 8% of eligible compensation. The maximum matching contribution by the Company is 4% of eligible compensation. The matching contribution vests 20% for each year of service and is 100% vested after 5 years of service.

Pension Plan

During 2005, the Company redesigned its retirement plans to eliminate the Pension Plan for employees hired after 2004. Employees who participated in the Pension Plan as of December 31, 2005 who met certain age and service requirements were given the one-time opportunity to choose:

•	To stay in the Pension Plan with the then current match in the 401(k) Plan (maximum match of 2.8% of eligible pay); or

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To begin participating in the Defined Contribution Plan as of January 1, 2006, with an enhanced match in the 401(k) Plan (maximum match of 4% of eligible pay). Employees who chose this option retain, by law, a frozen benefit in the Pension Plan as of December 31, 2005.

Mr. Notaro chose to begin participation in the Defined Contribution Plan. He has a frozen benefit under the Pension Plan as of December 31, 2005. The monthly accrued benefit for Mr. Notaro under the Pension Plan upon retirement at age 65 will not change, although the present value of such benefit will change from year to year. Messrs. Silvernail, Mitts, Ashleman and Finley never participated in the Pension Plan.

2014 Grants of Plan-Based Awards

The following table provides information on plan-based awards for all NEOs for 2014.

	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($ per Share)(4)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Andrew K. Silvernail	02/13/2014	$0	$900,000	N/A	10,352	31,055	77,638	9,320	81,120	$72.73	$5,198,367
Heath A. Mitts	02/13/2014	0	355,275	$710,550	2,472	7,415	18,538	2,225	19,365	72.73	1,241,111
Eric D. Ashleman	02/13/2014	0	287,000	574,000	2,107	6,320	15,800	1,895	16,500	72.73	1,057,624
Brett E. Finley	02/13/2014	0	287,000	574,000	1,490	4,470	11,175	1,345	11,675	72.73	748,473
Frank J. Notaro	02/13/2014	0	319,875	N/A	1,032	3,095	7,738	930	8,085	72.73	518,171

(1)	For Messrs. Silvernail and Notaro, target amount reflects payment level under the Incentive Award Plan at 100% and 75% respectively, of base salary. The Incentive Award Plan has no individual maximum payment amount. See “Short-Term Incentives — Annual Bonus” under “COMPENSATION DISCUSSION AND ANALYSIS.” For NEOs other than Messrs. Silvernail and Notaro, amounts reflect payment levels under the MICP based upon 2014 salary levels, applicable individual target bonuses, and a Business Performance Factor of 0% for threshold, 100% for target and 200% for maximum. The amounts actually paid to the NEOs are reflected in the Non-Equity Incentive Plan Compensation column in the 2014 Summary Compensation Table.

(2)	Reflects the range of the number of shares of Common Stock that could be issued pertaining to the performance stock units awarded in 2014 under the Incentive Award Plan. The target number of performance stock units is used to determine the grant date fair value for this award.

(3)	Reflects the number of shares of restricted stock awarded in 2014 under the Incentive Award Plan.

(4)	Reflects closing price of the Company’s Common Stock on the grant date, which is the fair market value of the stock under the terms of the Incentive Award Plan.

Narrative to 2014 Grants of Plan-Based Awards Table

Stock options awarded to the NEOs in 2014 had the following characteristics:

•	All are nonqualified stock options;

•	All have an exercise price equal to the closing price of the Company’s stock on the grant date;

•	All vest annually in equal amounts over a four-year period;

•	All vest upon retirement if retirement eligible (NEO is at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); and

•	All expire 10 years after the date of grant.

Restricted stock awards to the NEOs in 2014 had the following characteristics:

•	All annual awards cliff-vest three years after the grant date;

•	All shares vest upon retirement if NEO is retirement eligible (NEO is at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); and

•	All shares receive dividend equivalent payments in the same amount as dividends paid on the Company’s Common Stock at the time such dividends are paid.

Performance stock units awarded to the NEOs in 2014 had the following characteristics:

•	All have a three-year performance period with vesting based on relative total shareholder return;

•

All shares vest upon retirement if NEO is retirement eligible (NEO is at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); but are paid out only based on actual achievement of the Company against the relative TSR goal determined as if the last day of the year in which the individual retires is the last day of the performance period; and

•	Cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table provides information on all performance stock unit, restricted stock and stock option awards held by the NEOs and the value of those awards as of December 31, 2014. All outstanding equity awards are in or exercisable for shares of the Company’s Common Stock.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested(2)	Market Value of Shares of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Name	Exercisable(1)	Unexercisable(1)
Andrew K. Silvernail	11,820	3,940	40.89	02/22/2021	46,495	$3,619,171	81,180	$6,319,086
	35,760	35,760	42.86	02/21/2022
	18,131	54,394	50.45	02/15/2023
	0	81,120	72.73	02/13/2024
Heath A. Mitts	21,850	0	31.77	03/02/2020	12,625	982,730	19,655	1,529,965
	33,973	25,477	40.89	02/22/2021
	11,175	11,175	42.86	02/21/2022
	4,468	13,407	50.45	02/15/2023
	0	19,365	72.73	02/13/2024
Eric D. Ashleman	6,375	2,125	40.89	02/22/2021	17,625	1,371,930	12,602	980,971
	7,825	7,825	42.86	02/21/2022
	1,686	5,059	50.45	02/15/2023
	0	16,500	72.73	02/13/2024
Brett E. Finley	1,975	0	31.77	03/02/2020	15,935	1,240,380	9,883	769,285
	0	1,795	40.89	02/22/2021
	0	5,650	42.86	02/21/2022
	1,686	5,059	50.45	02/15/2023
	0	11,675	72.73	02/13/2024
Frank J. Notaro	8,378	13,407	40.89	02/22/2021	9,370	729,361	9,542	742,722
	11,175	11,175	42.86	02/21/2022
	2,547	7,643	50.45	02/15/2023
	0	8,085	72.73	02/13/2024

(1)	All options expire on the 10th anniversary of the grant date. Except as provided in the following sentence, all options vest 25% per year on the anniversary of the grant date, and 100% upon a change in control of the Company. 42,460 and 21,230 shares of Messrs. Mitts’ and Notaro’s February 22, 2011 option awards, respectively, vested 50% on February 22, 2014 and will vest 50% on February 22, 2015.

(2)	The following table sets forth grant and vesting information for the outstanding restricted stock awards for all NEOs. All shares vest 100% upon a change in control of the Company.

	Grant Date	# Shares	Market Value Per Share at Grant	Number of Shares of Stock that Have Not Vested	Market Value of Shares of Stock that Have Not Vested	Vesting
Andrew K. Silvernail	02/21/2012	18,670	$42.86	18,670	$1,453,273	100% vest on 02/21/2015
	02/15/2013	18,505	50.45	18,505	1,440,429	100% vest on 02/15/2016
	02/13/2014	9,320	72.73	9,320	725,469	100% vest on 02/13/2017
Heath A. Mitts	02/21/2012	5,840	42.86	5,840	454,586	100% vest on 02/21/2015
	02/15/2013	4,560	50.45	4,560	354,950	100% vest on 02/15/2016
	02/13/2014	2,225	72.73	2,225	173,194	100% vest on 02/13/2017
Eric D. Ashleman	02/21/2012	4,090	42.86	4,090	318,366	100% vest on 02/21/2015
	02/15/2013	1,725	50.45	1,725	134,274	100% vest on 02/15/2016
	02/15/2013	9,915	50.45	9,915	771,784	50% vest on 02/15/2016
						50% vest on 02/15/2017
Brett E. Finley	02/13/2014	1,895	72.73	1,895	147,507	100% vest on 02/13/2017
	02/21/2012	2,950	42.86	2,950	229,628	100% vest on 02/21/2015
	02/15/2013	1,725	50.45	1,725	134,274	100% vest on 02/15/2016
	02/15/2013	9,915	50.45	9,915	771,784	50% vest on 02/15/2016
						50% vest on 02/15/2017
Frank J. Notaro	02/13/2014	1,345	72.73	1,345	104,695	100% vest on 02/13/2017
	02/21/2012	5,840	42.86	5,840	454,586	100% vest on 02/21/2015
	02/15/2013	2,600	50.45	2,600	202,384	100% vest on 02/15/2016
	02/13/2014	930	72.73	930	72,391	100% vest on 02/13/2017

(3)	Determined based upon the closing price of the Company’s Common Stock on December 31, 2014.

(4)	Represents the number and value of PSUs based on performance as of December 31, 2014. Actual number of shares delivered will be based on performance on December 31, 2015 and December 31, 2016, the end of each respective grant’s performance period.

2014 Option Exercises and Stock Vested

The following table provides information on stock option exercises and stock vesting for all NEOs in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise(1)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(2)
Andrew K. Silvernail	44,220	$2,082,558	47,981	$3,635,115
Heath A. Mitts	18,750	806,529	17,130	1,258,712
Eric D. Ashleman	10,900	487,736	8,520	648,327
Brett E. Finley	4,620	149,133	11,170	854,169
Frank J. Notaro	31,675	1,301,899	9,340	686,303

(1)	Calculated based on the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price.

(2)	Calculated based on the closing price of the Company’s Common Stock on the vesting date. For Mr. Silvernail, on February 22, 2014, 4,540 shares vested at a price of $73.48 per share and on August 10, 2014, 43,441 shares vested at a price of $76.00. For Mr. Mitts, on February 22, 2014, 17,130 shares vested at a price of $73.48 per share. For Mr. Ashleman, on February 22, 2014, 2,450 shares vested at a price of $73.48 and on August 22, 2014, 6,070 shares vested at a price of $77.15 per share. For Mr. Finley, on February 22, 2014, 2,070 shares vested at a price of $73.48 and on August 22, 2014, 9,100 shares vested at a price of $77.15 per share. For Mr. Notaro, on February 22, 2014, 9,340 shares vested at a price of $73.48 per share.

Pension Benefits at 2014 Fiscal Year End

The following table provides information related to the potential pension benefits payable to each NEO determined as described in the footnotes below.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefits(2)
Andrew K. Silvernail	Pension Plan	N/A	N/A
SERP
Heath A. Mitts	Pension Plan	N/A	N/A
SERP
Eric D. Ashleman	Pension Plan	N/A	N/A
SERP
Brett E. Finley	Pension Plan	N/A	N/A
SERP
Frank J. Notaro	Pension Plan	7.75	$241,855
	SERP	7.75	121,951

(1)	Credited service is determined under the Pension Plan as of December 31, 2014.

(2)	The present value of accumulated benefits as of December 31, 2014 is determined using an assumed retirement age of 65 and an assumed 100% lump-sum payment. For valuing lump sums, interest and mortality assumptions are as required by the Pension Protection Act of 2009 (PPA) for funding valuations. The interest and mortality assumptions are the PPA-required three-segment interest rates (for December 31, 2014, interest rates of 1.40% for payments in the first five years, 3.88% for payments in the 6th through 20th years, and 4.96 for payments beyond 20 years), and combined mortality as required by the PPA. The discount rate used for determining present values was 3.80% for the Pension Plan and 3.4% for the SERP.

Narrative to Pension Benefits at 2014 Fiscal Year End Table

Pension Plan

The Pension Plan is an on-going tax-qualified “career average” retirement plan that provides a level of benefit based on a participant’s compensation for a year with periodic updates to average compensation over a fixed five-year period. Under the Pension Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1995 using the five-year average compensation of a participant through 1995, plus the benefit earned under the then current formula for each year of employment after 1995. For each year of participation through 1995, a participant earned a benefit equal to 1.25% of the first $16,800 of such average compensation through 1995, and 1.65% of such compensation in excess of $16,800. Beginning January 1, 1996, the benefit earned equals the sum of 1.6% of the first $16,800 of each year’s total compensation, and 2.0% for such compensation in excess of $16,800, for each full year of service credited after 1995. As required by law, compensation counted for purposes of determining this benefit is limited. The normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of payment are available.

Supplemental Executive Retirement and Deferred Compensation Plan

The Supplemental Executive Retirement and Deferred Compensation Plan (SERP) is an unfunded, nonqualified plan designed to provide supplemental executive retirement benefits to employees who participate or have participated in the Pension Plan, and deferred compensation benefits to certain officers and other key employees designated by the Compensation Committee (see “Narrative to the Nonqualified Deferred Compensation at 2014 Fiscal Year End Table” below). The supplemental executive retirement portion of the SERP provides that if the employee participates or had participated in the Pension Plan, then the employee will receive an excess benefit (SERP Benefit) under a formula equivalent to the tax-qualified Pension Plan formula. This formula will only consider eligible compensation above the Internal Revenue Code limits and will restore any limits on the maximum amount of benefits that may be accrued under a qualified retirement plan. A SERP Benefit will only be accrued for the appropriate period of service during which the employee was an active participant in the Pension Plan. SERP Benefits are paid as an actuarially equivalent single lump-sum amount and are payable upon separation of service within the meaning of Internal Revenue Code Section 409A; however, no benefits are payable prior to the date that is six months after the date of separation of service, or the employee’s date of death, if earlier.

Nonqualified Deferred Compensation at 2014 Fiscal Year End

The following table provides information related to the benefits payable to each NEO under the defined contribution portion of the SERP, which is the Company’s only defined contribution nonqualified deferred compensation plan:

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawls / Distributions	Aggregate Balance at Last Fiscal Year End(3)
Andrew K. Silvernail		$194,178	$46,627		$725,719
Heath A. Mitts		77,249	12,084		345,614
Eric D. Ashleman		48,684	16,771		201,561
Brett E. Finley		48,684	4,408		138,113
Frank J. Notaro		70,686	14,788		412,473

(1)	None of the NEOs contributed to the SERP in 2014.

(2)	Amounts are reflected in “All Other Compensation” column of the Summary Compensation Table.

(3)	The following amounts have been previously reported as “All Other Compensation” in the Summary Compensation Table for prior years: Mr. Silvernail — $393,940; Mr. Mitts — $178,170; and Mr. Notaro — $289,870.

Narrative to the Nonqualified Deferred Compensation at 2014 Fiscal Year End Table

Supplemental Executive Retirement and Deferred Compensation Plan

The defined contribution portion of the SERP is designed to provide deferred compensation for certain officers and other key employees designated by the Compensation Committee. Under the defined contribution portion of the SERP, eligible employees may defer until a future date payment all or any portion of their annual salary or bonus. Deferral elections may be made annually. These amounts are fully vested. The Company also contributes to an eligible employee’s account additional amounts, as described below that are fully vested after the employee has completed three years of service.

The Company contributes an amount equal to 4% of the eligible employee’s compensation up to the IRS limit on compensation reduced by the amount of any Company matching contribution that is made to the 401(k) Plan. Additionally, the Company makes annual contributions to the accounts of eligible employees who are not actively accruing benefits under the Pension Plan. The contribution is based on the employee’s compensation above the IRS limit on compensation in the Defined Contribution Plan, and is determined based on the following table:

Sum of Participant’s Age Plus Years of Service	Contribution Percentage
Less than 40	7.5
40 but less than 55	8.0
55 but less than 70	8.5
70 or more	9.0

Certain eligible employees designated by the Compensation Committee including the NEOs also will receive an additional contribution equal to 2% of the employee’s compensation.

All amounts deferred are recorded in a memorandum account for each employee and are credited or debited with earnings or losses as if such amounts had been invested in either an interest-bearing account or receive an investment return as if the funds were invested in certain mutual funds, as selected by the employee. The deferred compensation credited to the interest-bearing account is adjusted on at least a quarterly basis with hypothetical earnings equal to the lesser of the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of the first business day in November of the calendar year preceding the year for which the earnings are to be credited or 120% of the long-term applicable Federal rate as of the first business day in November. The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets.

The deferred compensation account amounts are payable upon separation of service within the meaning of Internal Revenue Code Section 409A; however, no benefits are payable prior to the date that is six months after the date of separation of service, or the date of death of the employee, if earlier. Account balances will be paid either in a single lump sum or in up to ten substantially equal annual installments, as elected by the employee at the time they first become eligible for the Deferred Compensation Plan. Prior to separation from service, amounts may be paid only on the occurrence of an unforeseeable emergency, within the meaning of Internal Revenue Code Section 409A. On the happening of a change of control event within the meaning of Internal Revenue Code Section 409A, all amounts become vested and are distributed at that time in a single lump-sum payment.

Potential Payments upon Termination or Change in Control

The Company entered into an employment agreement with Mr. Silvernail on November 8, 2013. The employment agreement provides for a term of two years and is substantially similar to Mr. Silvernail’s initial two-year employment agreement. If Mr. Silvernail’s employment is terminated by the Company other than for cause, he will receive continuing salary payments and health benefits for 24 months, a bonus equal to a pro-rata portion of 100% of his base salary (based on the portion of the year he was employed), and a payment equal to 200% of his base salary payable over 24 months commencing 60 days after his termination. If Mr. Silvernail’s employment is terminated because of disability, he will receive a bonus payment equal to a pro-rata portion of 100% of his base salary (based on the portion of the year he was employed). Additionally, if Mr. Silvernail should die during the term of the agreement, Mr. Silvernail’s spouse or estate will receive a bonus payment equal to a pro-rata portion of 100% of his base salary (based on the portion of the year he was employed). If his employment is terminated without cause or he terminates for certain specified reasons following a change in control, Mr. Silvernail will receive his full salary and health insurance for a period of 36 months following termination, a pro-rata portion of his bonus for the year of his termination, and a payment equal to 300% of his base salary, payable over 36 months, all commencing six months after his termination.

The Company has entered into letter agreements with Messrs. Mitts, Ashleman and Finley providing for (a) two years of salary and target MICP bonus in the event of termination without cause within two years following a change in control, and (b) one year of salary and target MICP bonus in the event of termination without cause other than in connection with a change in control.

The Company has entered into a letter agreement with Mr. Notaro providing for (a) three years of salary and bonus and two years of fringe benefits in the event he is terminated without cause within two years following a change in control, and (b) one year of salary and target bonus if he is terminated without cause other than in connection with a change in control.

The following table sets forth the amount each NEO would receive as severance or as a result of accelerated vesting if his employment was terminated without cause or for good reason, in connection with or absent a change in control using the following assumptions:

•	Termination of employment on December 31, 2014.

•

Acceleration of vesting in options and restricted stock, and exercise of all accelerated vested options based on the closing market price of $77.84 per share of the Company’s Common Stock on December 31, 2014.

•	Accelerated vesting of benefits under the Deferred Compensation Plan, paid in a lump sum.

Name	Involuntary Termination Not for Cause/Good Reason	Termination in Connection with Change in Control
Andrew K. Silvernail	$10,557,306	$16,303,201
Heath A. Mitts	828,975	5,388,135
Eric D. Ashleman	697,000	3,977,414
Brett E. Finley	697,000	3,586,951
Frank J. Notaro	746,375	4,664,737

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are soliciting a non-binding advisory vote on the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure set forth in this Proxy Statement, as required under Section 14A of the Securities Exchange Act of 1934, as amended.

The Company maintains a balanced approach to executive compensation with a mix of both cash and non-cash awards and short and long-term incentives, with total direct compensation targeted within a range of +/- 20% of 50th percentile of the market. In this way, the Company motivates and rewards both vital short term performance and long-term value creation. The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.

Because the vote is advisory, it will not be binding on the Company. However, the Compensation Committee will carefully consider the outcome of the vote in determining future compensation policies and decisions.

The Board of Directors Recommends a Vote FOR the approval of the Company’s executive compensation.

PROPOSAL 3 — APPROVAL OF THE SECOND AMENDED AND RESTATED

             IDEX CORPORATION INCENTIVE AWARD PLAN

The Board is submitting for shareholder approval the Second Amended and Restated IDEX Corporation Incentive Award Plan (the “Plan”), which, among other things, increases the number of shares available for grant under the Plan. As of February 24, 2015, there were approximately 1,600,000 shares available for future grants under the Plan. Approval of the Plan would increase that number by 5,000,000 shares. If the Plan is approved, the 6,600,000 total available shares are expected to allow for grants over the next four to five years based on current share price and historical grant practices, and assuming a stable grantee population.

Shareholder approval is required under NYSE listing rules in order to increase the number of shares available under the Plan. In addition, the Company is seeking shareholder approval of the material terms of performance goals under the Plan. Shareholder approval of those such terms would preserve the Company’s ability to deduct compensation associated with future performance-based awards made under the Plan to certain executives. IRC Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights qualify as performance-based compensation. Other awards that we may grant under the Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years. For a discussion of the performance criteria for which approval is being sought, please see the discussion under “Performance Share Awards” below.

The Plan provides equity compensation to the Board, employees and consultants and is necessary in order to maintain competitive compensation practices and to align the interests of our Board, employees and consultants with our stockholders, in accordance with our executive compensation philosophy. If the Plan is not approved our ability to grant awards under the Plan will be limited and we will be limited in the ability to use equity compensation as a tool for aligning our Board’s, employees’ and consultants’ interests with our stockholders’ interests. We believe the Plan properly balances its compensatory design with stockholder interests by having the following characteristics:

•	Administered by an independent Compensation Committee;

•	Discounted stock options or stock appreciation rights (SARs) are prohibited;

•	Repricing of awards is prohibited without prior stockholder approval;

•	Cash buyouts of underwater stock options and SARS are prohibited;

•	Fungible share pool accounting with a 3.75:1 ratio for full-value awards;

•	Required minimum vesting requirements for time-based awards;

•	Required minimum performance periods for performance vesting awards;

•	No dividends or dividend equivalents are paid on stock options, SARs and unvested performance awards;

•	Double-trigger vesting upon change in control;

•	A cap on the value of the annual award granted to directors;

•	A clawback provision; and

•

Shares used to pay option exercise prices, or to satisfy tax withholdings or otherwise repurchased by the Company are not recycled back into the Plan and the Plan does not have other liberal share counting or recycling practices.

The significant changes made by this amended and restated Plan as compared to the current plan approved by shareholders in 2010, are the following:

•	Fungible share pool design, replacing the provision limiting the number of shares granted as full-value awards;

•	Double-trigger vesting upon change in control, replacing the current single-trigger provision;

•	No dividends or dividend equivalents are paid on stock options, SARs and unvested performance awards;

•	Addition of a clawback provision; and

•	Addition of a cap on the value of the annual award granted to directors.

On February 19, 2015, the Compensation Committee approved and adopted the Plan, subject to approval by the Board of Directors and our stockholders. On February 20, 2015, the Board of Directors approved and adopted the Plan, subject to approval by our stockholders.

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, which is included as Appendix A to this proxy statement.

The Plan provides for the grant of incentive stock options (“ISOs”), as defined in IRC Section 422, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), deferred stock, dividend equivalent rights, performance awards and stock payments (collectively referred to as “Awards”) to our employees, consultants and directors.

Under the terms of the existing Incentive Award Plan (the “2010 Plan”), the aggregate number of shares of Common Stock that may be issued under Awards is 10,600,000 shares, and the number of shares that may be issued under “full value awards,” such as restricted stock, restricted stock units, deferred stock, performance awards, or stock payments where the participant does not pay the intrinsic value for such Award, is 2,500,000. Approximately 1,700,000 shares have been issued as full value awards under the 2010 Plan through February 24, 2015. The Plan, if approved, would utilize fungible share pool accounting and would no longer have a specific limit on the number of full value awards that may be issued. The Plan, if approved, would increase the number of shares that may be issued or transferred pursuant to Awards under the Plan by 5,000,000, so that a total of 15,600,000 shares would be available for grant as Awards under the Plan. Under the fungible share pool accounting methodology, each full value award granted after the Plan is approved would be counted as 3.75 shares against the Plan’s share pool.

In addition to the increase in the number of shares available under the Plan and the fungible share accounting, other technical and clarifying amendments were included in the amendment and restatement of the Plan. Accordingly, in order to continue providing equity-based compensation to our employees, consultants and directors, we are recommending approval of the Plan. If the Plan is not approved, then the 2010 Plan will remain as currently in effect, however, any awards other than options and stock appreciation rights granted after the Annual Meeting would no longer be eligible to be treated as “qualified performance based compensation” for IRC Section 162(m) purposes.

Shares Subject to the Plan

Under the Plan, the aggregate number of shares of Common Stock that may be granted is 15,600,000. The Plan provides for fungible share pool accounting and specific limits on the number of shares that may be subject to different types of Awards or the maximum value of shares granted in one year:

•	A fungible share design where each full value award is counted as 3.75 shares against the Plan’s share pool.

•	No more than 500,000 shares may be granted as Awards to any one individual during any calendar year.

•

The maximum dollar value of a cash-based award that is intended to be performance-based for purposes of IRC Section 162(m) will not exceed 2% of our operating income, before extraordinary items, interest and taxes.

•	Shares subject to SARs will be counted as one share for each SAR awarded, regardless of the actual number of shares issued upon exercise of the SAR.

•	The maximum value of Awards determined at the time of grant in accordance with GAAP that may be granted to a Non-Employee Director in one calendar year is $300,000.

The shares subject to the Plan, the limitations on the number of shares that may be awarded under the Plan, and shares and option prices subject to Awards outstanding under the Plan, will be adjusted as the Plan administrator deems appropriate to reflect stock dividends, stock splits, combinations or exchanges of shares, merger, consolidation, spin-off, recapitalization, or other similar transactions.

Notwithstanding any provision in the Plan to the contrary, no option may be awarded to reduce the per share exercise price of the shares subject to the option below the exercise price as of the date the option is granted, and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. In addition, no underwater option or SAR can be exchanged for cash or another award.

Shares subject to Awards that have expired, been forfeited or settled in cash, or otherwise terminated without having been exercised may be added back to the Plan and may be granted as new Awards. Shares which are used to pay the exercise price for an option or SAR, shares withheld to pay taxes, and shares repurchased by the Company other than by reason of a forfeiture provision will be cancelled and will not be added back to the number of shares available for grant under the Plan. Shares granted under the Plan may be previously authorized but unissued shares, or reacquired shares bought on the open market or otherwise.

On February 24, 2015, the closing price of a share of Common Stock on the New York Stock Exchange was $78.15.

Administration

Generally, the Compensation Committee of our Board (the “Committee”) will administer the Plan. The Committee will consist of at least two members of the Board who are “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act, “independent directors” under the rules of the New York Stock Exchange, and “outside directors” under IRC Section 162(m). The Committee has the authority to:

•	select the individuals who will receive Awards;

•	determine the type or types of Awards to be granted;

•	determine the number of Awards to be granted and the number of shares to which the Award relates;

•	determine the terms and conditions of any Award, including the exercise price and vesting;

•	determine the terms of settlement of any Award;

•	prescribe the form of Award agreement;

•	establish, adopt or revise rules for administration of the Plan;

•	interpret the terms of the Plan and any Award, and any matters arising under the Plan; and

•	make all other decisions and determinations as may be necessary or advisable to administer the Plan.

The Committee may delegate its authority to grant or amend Awards with respect to participants other than senior executive officers, employees covered by IRC Section 162(m) or the officers to whom the authority to grant or amend Awards has been delegated. In addition, the full Board, acting by majority, will conduct the general administration of the Plan with respect to Awards granted to directors who are not employees of the Company.

The Committee, with the approval of the Board, may also amend the Plan. Amendments to the Plan are subject to stockholder approval to the extent required by law, or NYSE rule. Additionally, stockholder approval will be specifically required to increase the number of shares available for issuance under the Plan, allow for the grant of options or stock appreciation rights with an exercise price that is below fair market value on the date of grant, extend the term of an option or a stock appreciation right beyond ten years; or otherwise materially increase the benefits or change eligibility requirements.

The Board may exercise the rights and duties of the Committee, except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or IRC Section 162(m).

Eligibility

Awards under the Plan may be granted to individuals who are our employees or employees of our subsidiaries, our directors and our consultants. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

The following will briefly describe the principal features of the various Awards that may be granted under the Plan.

Options. Options provide for the right to purchase Common Stock at a specified price, and usually will become exercisable in the discretion of the Committee in one or more installments after the grant date, but generally not earlier than three years from the grant date. However, options granted to non-employee directors will not become exercisable before one year from the grant date. The option exercise price may be paid in cash, by check, shares of Common Stock which have been held by the option holder for such period of time as may be required by the Committee to avoid adverse accounting consequences, other property with value equal to the exercise price, through a broker assisted cashless exercise, a loan, provided such loan does not otherwise violate Section 13(k) of the Exchange Act, or such other methods as the Committee may approve from time to time. The Committee may at anytime substitute SARs for options granted under the Plan.

Options may be granted for any term specified by the Committee, but shall not exceed ten years. Options may not be granted at an exercise price that is less than the fair market value of our Common Stock on the date of grant. For purposes of the Plan, fair market value is defined as the closing price for Common Stock on the NYSE on the grant date (or if no sale occurred on such date, then on the first immediately preceding date during which a sale occurred), as reported in the Wall Street Journal (or another similar reliable source). Additionally, the Committee may not without stockholder approval reprice any options, including the cancellation of options in exchange for options with a lower exercise price.

Options may take two forms, nonstatutory options (NSOs) and ISOs.

ISOs will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

•

have an exercise price not less than the fair market value of Common Stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% shareholders”), then such exercise price may not be less than 110% of the fair market value of Common Stock on the date of grant;

•	be granted only to our employees and employees of our subsidiary corporations;

•	expire within a specified time following the option holder’s termination of employment;

•	be exercised within ten years after the date of grant, or with respect to 10% shareholders, no more than five years after the date of grant; and

•	not be first exercisable for more than $100,000 worth of value, determined based on the exercise price.

If an Award purported to be an ISO fails to meet the requirements of the Code, then the Award will instead by considered to be a NSO.

Restricted Stock. A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (which price may be zero), is nontransferable and unless otherwise determined by the Committee at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Committee also determines in the Award agreement whether the participant will be entitled to vote the shares of restricted stock and or receive dividends on such shares.

Stock Appreciation Rights. SARs provide for the payment to the holder based upon increases in the price of Common Stock over a set base price, which may not be less than the fair market value of Common Stock on the date of grant. Payment for SARs may be made in cash, Common Stock or any combination of the two. The Committee may not without stockholder approval reprice any SARs, including the cancellation of SARs in exchange for options or SARs with a lower exercise price. SARs become exercisable in the discretion of the Committee, but generally not earlier than three years from the grant date. However, SARs granted to non-employee directors will generally become exercisable within one year from the grant date. SARs may be granted for any term specified by the Committee, but shall not exceed ten years.

Restricted Stock Units. Restricted stock units represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of that right. If the restricted stock unit has not been forfeited, then on the date specified in the award we shall deliver to the holder of the restricted stock unit, unrestricted shares of Common Stock which will be freely transferable. The Committee will specify the purchase price, if any, to be paid by the grantee for the Common Stock.

Dividend Equivalents. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. No dividends or dividend equivalent awards will be paid on options, SARS or unvested performance awards.

Performance Share Awards. Performance share awards are denominated in shares of Common Stock and are linked to satisfaction of performance criteria established by the Committee. If the Committee determines that the Award is intended to meet the requirements of “qualified performance based compensation” and therefore be deductible under IRC Section 162(m), then the performance criteria on which the Award will be based shall be with reference to any one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on assets (net or gross), return on shareholders’ equity, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices (the “Performance Criteria”). Once performance goals are set, the Committee may provide for adjustment of such goals according to any of the following objectively determinable items: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) impact of foreign exchange rate fluctuations; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

Performance Stock Units. Performance stock units are denominated in units equivalent to shares of Common Stock or units of value, including dollar value of shares of Common Stock, and are linked to satisfaction of performance criteria established by the Committee, including the Performance Criteria, on a specified date or dates over any period or periods.

Stock Payments. Payments to participants of bonuses or other compensation may be made under the Plan in the form of Common Stock. The number of shares will be determined by the Committee, and may be based upon performance criteria, including the Performance Criteria.

Deferred Stock. Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria, including the Performance Criteria. Like restricted stock, deferred stock may not be sold or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock have no voting or dividend rights prior to the time when the vesting conditions are met and the deferred stock is delivered.

Performance Award. Performance awards are payable in cash and are linked to satisfaction of performance criteria, including the Performance Criteria; provided, that no Performance Award may pay compensation in excess of 2% of the Company’s operating income. The Committee has the authority to reduce the amount otherwise payable under a Performance Award upon attainment of the Performance Criteria.

Vesting in Awards Other than Options

Awards for which the participant does not pay for the intrinsic value of the shares of Common Stock, either directly or by forgoing a right to receive a cash or stock payment from the Company, such as Restricted Stock, Restricted Stock Units, Deferred Stock, Performance Share Awards and Performance Stock Units, will vest over a period of not less than three years or, in the case of performance-based vesting for Performance Share Awards and Performance Stock Units, the performance period will be not less than one year.

Change in Control

Upon a change in control (as defined in the Plan), each outstanding Award will continue in effect, or be assumed or an equivalent award substituted by the successor, or a parent or subsidiary of such successor; provided, however, that if the participant has a termination of service without cause (as defined in the Plan) or for good reason (as defined in the Plan) within 24 months following such change in control, the Awards will become fully exercisable and all forfeiture restrictions will lapse.

If an outstanding Award is not assumed or substituted upon a change in control or if, following a change in control, neither the Company, any successor thereto, nor any ultimate parent thereof will have equity securities that are readily tradable on a regulated securities exchange, then the Awards will vest in full.

Adjustments Upon Certain Events

The number and kind of securities subject to an Award, terms and conditions (including performance targets or criteria) and the exercise price or base price of outstanding Awards will be proportionately adjusted as the Committee deems appropriate, in its discretion, to reflect any stock dividends, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or other similar changes affecting the shares other than an equity restructuring. In the event of any other change in the capitalization of the Company, including an equity restructuring, the Committee will make proportionate and equitable adjustments in the number and class of shares and the per share grant or exercise price for outstanding Awards as the Committee deems appropriate in its discretion to prevent dilution or enlargement of rights. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares or share price of Common Stock, including an equity restructuring, the Company may in its sole discretion refuse to permit the exercise of any Award for a period of 30 days prior to the consummation of any such transaction.

Awards Not Transferable

Generally, the Awards may not be pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee. The Committee may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members. In addition, the Committee may allow Awards to be transferred to so-called “blind trusts” by a holder of an Award who is terminating employment in connection with the holder’s service with the government, an educational or other non-profit institution.

Clawback

The Committee has the right to require Awards granted under the Plan or proceeds from Awards be subject to the provisions of any clawback policy implemented by the Company.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Committee to disapprove of such use.

The Plan will expire and no further Awards may be granted after February 20, 2025, the tenth anniversary of its approval by the Board.

Certain Federal Income Tax Consequences

The Federal income tax consequences of the Plan under current Federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of IRC Section 162(m), as discussed in further detail below. Alternative minimum tax and other Federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Nonqualified Stock Options. For Federal income tax purposes, the recipient of NSOs granted under the Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the Award exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

Restricted Stock. Generally, a Participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of IRC Section 83, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the Participant will be taxed on the difference between the fair market value of the Common Stock and the amount the Participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Plan may make an election under IRC Section 83(b) to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock Units. A participant will generally not recognize taxable income upon grant of a restricted stock unit. However, when the shares are delivered to the participant, then the value of such shares at that time will be taxable to the participant as ordinary income. Generally the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Dividend Equivalents. A participant will recognize taxable ordinary income on dividend equivalents as they are paid and the Company generally will be entitled a corresponding deduction.

Performance Share Awards and Performance Stock Units. A participant will recognize taxable ordinary income on the fair market value of the shares or the cash paid on performance share awards and performance stock units when such Awards are delivered or paid and generally the Company will be entitled to a corresponding deduction.

Stock Payments. A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Plan and generally the Company will be entitled to a corresponding deduction.

Deferred Stock. A participant will recognize taxable ordinary income on the fair market value of the shares on the date shares are delivered under a deferred stock award and generally the Company will be entitled to a corresponding deduction.

Performance Awards. A participant will recognize taxable ordinary income on the amount of cash paid under the Performance Award and generally the Company will be entitled to a corresponding deduction.

IRC Section 409A. Certain Awards under the Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of IRC Section 409A. If the terms of such Awards do not meet the requirements of IRC Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Section 162(m)

Under IRC Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises) for certain executive officers exceeds $1 million in any one taxable year. However, under IRC Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Plan has been structured with the intent that Awards granted under the Plan may meet the requirements for “performance-based” compensation and IRC Section 162(m). To the extent granted at an exercise price not less than the value of our Common Stock, options and SARs granted under the Plan are intended to qualify as “performance-based” under IRC Section 162(m). Restricted Stock, Performance Stock Awards, Performance Stock Units, Restricted Stock Units and Deferred Stock under the Plan may qualify as “performance-based” under IRC Section 162(m) if they vest or become payable based solely upon attainment of preestablished goals based on the Performance Criteria. Performance Awards may qualify as “performance based” under IRC Section 162(m) to the extent payable based solely on attainment of preestablished goals based on the Performance Criteria.

We have attempted to structure the plan in such a manner that the Committee can determine the terms and conditions of Awards granted thereunder in order to determine whether the remuneration attributable to such Awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Plan. The Compensation Committee reserves the right to make Awards under the Plan that do not qualify as performance based compensation under IRC Section 162(m).

Plan Benefits

The number of Awards that a director, employee, or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. However, except as otherwise noted, the following sets forth the Awards made under the Plan at the annual grant cycle in February 2015.

Name and Position	Dollar Value of Cash Award(1)	Number of Options	Number of Units
Andrew K Silvernail, Chairman President and Chief Executive Officer	$1,350,000	85,785	41,445
Heath A Mitts, Senior Vice President and Chief Financial Officer		18,875	9,120
Eric D. Ashleman, Senior Vice President, Group Executive		14,585	7,050
Brett E. Finley, Senior Vice President, Group Executive		9,440	4,565
Frank J. Notaro, Senior Vice President, General Counsel and Secretary	479,900	7,165	3,465
Total Executive Officer Group	1,829,813	154,060	74,450
Non-Executive Director Group			8,620
Non-Executive Officer Employee Group		292,460	90,825

(1)	This amount represents 2014 performance awards paid in 2015.

Equity Compensation Plans

The following table provides certain information as of December 31, 2014 about Common Stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information
Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)

Equity compensation plans approved by the Company’s stockholders	2,559,499	$46.91	2,199,374

(1)	Includes 45,400 shares and 135,540 shares underlying restricted share unit awards and performance share unit awards, respectively.
(2)	Includes an indeterminate number of shares underlying deferred compensation units (“DCUs’’) granted under the Directors Deferred Compensation Plan and Deferred Compensation Plan for Non-officer Presidents which are issuable under the Company’s Incentive Award Plan. Also includes an indeterminate number of shares underlying DCUs granted under the Deferred Compensation Plan for Officers, which shares are issuable under the Incentive Award Plan. The number of DCUs granted under these plans is determined by dividing the amount deferred by the closing price of the common stock the day before the date of deferral. The DCUs are entitled to receive dividend equivalents which are reinvested in DCUs based on the same formula for investment of a participant’s deferral.

The Company’s Board of Directors Recommends a Vote FOR approval of the Second Amended and Restated IDEX Corporation Incentive Award Plan.

AUDIT COMMITTEE REPORT

For the year ended December 31, 2014, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board in PCAOB Release No. 2012-004 and approved by the SEC in Release No. 34-68453, and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, discussed with the auditors their independence, and satisfied itself as to the auditors’ independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Ernest J. Mrozek, Chairman

William M. Cook

Gregory F. Milzcik

David C. Parry

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), are set forth in the table below. All such fees were pre-approved by the Audit Committee in accordance with the pre-approval policy discussed below.

	2014	2013
Audit fees(1)	$2,868,000	$2,861,000
Audit-related fees(2)	0	0
Tax fees(3)	682,000	770,000
All other fees(4)	0	0

Total	$3,550,000	$3,631,000

(1)	Audit fees represent the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports, and services in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit fees.

(3)	Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

(4)	All other fees represent the aggregate fees billed for products and services that are not included in the audit fees, audit-related fees, and tax fees. The Audit Committee has determined that the provision of these services is not incompatible with maintaining the Deloitte Entities’ independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the pre-approval of audit and non-audit services rendered by the Deloitte Entities. For audit services, the accounting firm provides the Audit Committee with an audit services plan during the second quarter of each fiscal year outlining the scope of the audit services proposed to be performed for the fiscal year and the associated fees. This audit services plan must be formally accepted by the Audit Committee. For non-audit services, management submits to the Audit Committee for approval during the second quarter of each fiscal year and from time-to-time during the fiscal year a list of non-audit services that it recommends the Audit Committee engage the accounting firm to provide for the current year, along with the associated fees. Company management and the accounting firm each confirm to the Audit Committee that any non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee approves both the list of permissible non-audit services and the budget for such services. The Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman reports any such actions taken to the Audit Committee at a subsequent Committee meeting.

PROPOSAL 4 — APPROVAL OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Although the rules of the U.S. Securities and Exchange Commission and the corporate governance listing standards of the New York Stock Exchange require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing shareholders with the opportunity to express their views on this issue. While this vote cannot be binding, if the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take the vote into account in making future appointments.

The Company’s Board of Directors Recommends a Vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of the forms it received, or written representations from reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met during the year ended December 31, 2014, except that one report on Form 4 for Eric Ashleman and one report on Form 4 for Brett Finley, each with respect to a single transaction, were filed late.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2016 ANNUAL MEETING

A stockholder desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2016 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 6, 2015. The Company requests that all such proposals be addressed to Frank J. Notaro, Senior Vice President, General Counsel and Secretary, IDEX Corporation, 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045, and mailed by certified mail, return receipt requested. In addition, the Company’s By-laws require that any stockholder desiring to nominate a director for election or propose other business for consideration at the 2016 Annual Meeting must provide written notice. Such notice must contain the information required by the By-laws and must be received by the Secretary not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting of stockholders. To be timely for the 2016 Annual Meeting, any such notice must be received by the Secretary, at the address above, on any date beginning on December 10, 2015 and ending on January 9, 2016.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on those matters.

By Order of the Board of Directors,

FRANK J. NOTARO

Senior Vice President, General Counsel

and Secretary

March 5, 2015

Lake Forest, Illinois

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by sending a written request to Heath A. Mitts, Chief Financial Officer, IDEX Corporation, 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045.

Appendix A

SECOND AMENDED AND RESTATED

IDEX CORPORATION

INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Second Amended and Restated IDEX Corporation Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of IDEX Corporation, a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes the further amendment and restatement of the Amended and Restated IDEX Corporation Incentive Award Plan (the “2010 Plan”), which was approved by the Company’s stockholders on April 6, 2010. In the event that the Company’s stockholders do not approve the Plan at the 2015 annual meeting, the 2010 Plan will continue in full force and effect on the terms and conditions set forth in the 2010 Plan as if the terms of this Plan were not adopted or approved by the Board.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2 “Applicable Law” means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded.

2.3 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall have the meaning set forth in Section 11.2(a).

2.7 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and

14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, or an employee benefit plan maintained by the Company or any of its subsidiaries) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.1(a) or 1.1(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.1(c)(ii) as beneficially owning 30% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time together with the regulations and official guidance promulgated thereunder.

2.9 “Committee” means the committee of the Board described in Article 12.

2.10 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

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2.11 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.12 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.13 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.14 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.

2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any given date, (i) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date or, if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (ii) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date or, if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.19 “Full Value Award” means any Award that is settled in shares of Stock other than: (i) an Option, (ii) a Stock Appreciation right or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a cash payment from the Company or any Subsidiary).

2.20 “Good Reason” shall have the meaning set forth in Section 11.2(b).

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.23 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance Award” means a right granted to a Participant pursuant to Article 8, to receive a cash payment contingent upon achieving certain performance goals established by the Committee.

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2.28 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.29 “Performance Criteria” means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices.

(b) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) impact of foreign exchange rate fluctuations; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.

(c) The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, platform or an individual. For each Award that is intended to be Qualified Performance-Based Compensation, the achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Performance Share” means a right granted to a Participant pursuant to Article 8 to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

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2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8 to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Plan” means this IDEX Corporation Incentive Award Plan (As Amended and Restated), as it may be amended from time to time.

2.35 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36 “Restatement Effective Date” means the date this Second Amended and Restated Plan is approved by stockholders in accordance with Section 13.1.

2.37 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.39 “Securities Act” means the Securities Act of 1933, as amended.

2.40 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.41 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.42 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.43 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 15,600,000 shares, provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 3.75 shares for each share of Stock delivered in settlement of any Full Value Award granted after the Restatement Effective Date. The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 15,600,000.

(b) If any shares of Stock subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the shares of Stock available under the Plan shall be increased by (i) 3.75 shares of Stock subject to any Full Value Award granted after the Restatement Effective Date, or (ii) one share of Stock subject to any Full Value Award granted prior to the Restatement Effective Date that is forfeited, expired or settled in cash.

(c) Notwithstanding anything to the contrary contained in this Section 3.1, the following shares of Stock shall not be added to the shares of Stock authorized for grant under Section 3.1(a) and shall not

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be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options.

(d) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(e) Notwithstanding the provisions of Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(f) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards, Performance Awards and grants to Non-Employee Directors. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000. The maximum amount that may be paid in cash as a Performance Award that is intended to be a Performance Based Award shall not exceed 2% of the Company’s operating income (income from operations before extraordinary items, interest and taxes). The maximum value (measured at time of grant in accordance with Applicable Accounting Standards) of Awards granted to Non-Employee Directors during any calendar year shall be $300,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.

(a) General. Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

(b) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to:

(i) Determine which Subsidiaries shall be covered by the Plan;

(ii) Determine which Employees, Consultants or members of the Board outside the Unites States are eligible to participate in the Plan;

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(iii) Modify the terms and conditions of any Award granted to Employees, Consultants or members of the Board outside the United States to comply with applicable foreign laws;

(iv) Establish sub plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub plans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such sub plans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

(v) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other Applicable Law.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that the term of any Option granted under the Plan shall not exceed ten years and no Option granted to an Employee or Consultant may be fully exercisable earlier than three years after its date of grant, except as provided in Section 11.2 or upon death, disability or retirement. No Option granted to a Non-Employee Director shall be exercisable earlier than one year after its date of grant. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

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(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a) Expiration of Option. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the Applicable Laws of descent and distribution.

(b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Restatement Effective Date.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable and shall comply with Section 14.1.

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ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Subject to Sections 6.4, upon issuance the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, at its sole discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years [and that no Stock Appreciation Right granted to an Employee or Consultant may be fully exercisable earlier than three years after its date of grant, except as provided in Section 11.2. No Stock Appreciation Right granted to a Non-Employee Director shall become exercisable earlier than one year after its date of grant.] The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Appreciation Right may be exercised.

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7.2 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Performance Award. Any Participant selected by the Committee may be granted a Performance Award. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Participant.

8.4 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to a Restricted Stock award, a Performance Share award, a Performance Stock Unit award, a Performance Award, a Stock Payment award, a Deferred Stock award, or a Restricted Stock Unit award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that Dividend Equivalents with respect to a Performance Share, or Performance Stock Unit shall only be paid out to the Participant to the extent that the Performance Share or Performance Stock Unit vests and is subsequently paid out.

8.5 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be

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determined by the Committee and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.6 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may (but is not required to) be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6). Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.7 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate (subject to Section 10.6). At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

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ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees or other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to constitute Qualified Performance-Based Compensation, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

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ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish subject to the following terms and conditions: (i) an Award transferred to a permitted transferee shall not be assignable or transferable by the permitted transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the permitted transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and,

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if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

10.7 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.8 Claw-Back Provision. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that any Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms

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and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2 Change in Control.

(a) Except as may otherwise be provided in any applicable Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, each outstanding Award shall continue in effect, or be assumed or an equivalent Award substituted by the successor or a parent or subsidiary of a successor (with appropriate adjustments in the Award as provided in Section 11.1); provided, however, that if a Participant has a Termination of Service, without Cause or for Good Reason upon or within twenty-four months following such Change in Control, then such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse.

(i) For the purposes of this subsection, “Cause” shall have the meaning set forth in the Participant’s employment or consulting agreement, if any, and if no such agreement exists or another definition is not contained in the Award Agreement then it shall mean: (A) failure to perform the Participant’s material duties (other than as a result of a disability) if such failure, if curable, is not cured within 30 days after written notice is provided; (B) breach of fiduciary duty to the Company; (C) indictment under the laws of any jurisdiction in which the Participant resides or is otherwise performing services for the Company or any Subsidiary for (1) a civil offense which is injurious to the business reputation of the Company or (2) a criminal offense; and (D) breach of any material written policy of the Company if such breach, if curable, is not cured within 30 days after written notice is provided by the Company.

(ii) For the purposes of this subsection, “Good Reason” shall have the meaning set forth in the Participant’s employment or consulting agreement, if any, and if no such agreement exists or another definition is not contained in the Award Agreement then it shall mean: (A) a material diminution in responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority; (B) required relocation of more than 50 miles from the location of the Participant’s principal job location or office immediately prior to a Change in Control; and (C) a material breach by the Company or any Subsidiary of any material term of any agreement covering terms and conditions of Participant’s employment. A condition will not be considered “Good Reason” unless the Participant gives the Company written notice of the condition within 30 days after the condition comes into existence and the Company fails to substantially remedy the condition within 30 days after receiving the Participant’s written notice.

(b) In the event that the successor in a Change in Control refuses to assume or substitute for the Award, or following the Change in Control neither the Company, any successor thereto, nor any ultimate parent thereof will have equity securities that are readily tradable on a regulated securities exchange, then upon the Change in Control all Awards outstanding under the Plan shall automatically be fully vested and the holder thereof shall be entitled to receive in the Change in Control an amount of cash equal to the amount that could have been attained upon the exercise or other payment of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).

(c) For the purposes of this Section 11.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the

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outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common equity of the successor or its parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the exercise of the Award, for each share subject to an Award, to be solely common equity of the successor or its parent equal in fair market value to the per-share consideration received by holders of Stock in the Change in Control.

11.3 Outstanding Awards — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 Outstanding Awards — Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, including an Equity Restructuring, the Committee shall make such proportionate and equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee shall determine in its discretion is appropriate to prevent dilution or enlargement of rights.

11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.6 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, including any Equity Restructuring or Change in Control, for reasons of administrative convenience the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1 Committee. The Plan shall be administered by the Compensation Committee of the Board; provided, however that the Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act or (b) Covered Employees. The Committee shall consist of at least two individuals, each of whom qualifies as (x) a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded), and (y) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

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In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

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ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Restatement Effective Date. This Plan is effective as of the Restatement Effective Date. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date. Any Awards that are outstanding on the tenth anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company or as otherwise permitted by Article 11, no Option or Stock Appreciation Right may be (A) amended to reduce the per share exercise or base price of the shares subject to such Option or Stock Appreciation Right below the per share exercise or base price as of the date the Option or Stock Appreciation Right is granted; (B) substituted or granted in exchange for, or in connection with, the substitution, cancellation or surrender of an Option or Stock Appreciation Right having a higher per share exercise or base price; or (C) cancelled in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Stock.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

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15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

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15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Restatement Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

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IDEX CORPORATION 1925 W. FIELD CT, SUITE 200 LAKE FOREST, IL 60045

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IDEX CORPORATION

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

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Vote on Directors
1.	To elect two directors each for a term of three years
	Nominees:		☐	☐	☐
	01)	WILLIAM M. COOK
	02)	CYNTHIA J. WARNER

Vote on Proposals		For	Against	Abstain

2.	To vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐

3.	To approve the Second Amended and Restated IDEX Corporation Incentive Award Plan.	☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 8, 2015

The Annual Meeting of Stockholders of IDEX Corporation (the “Company”) will be held on Wednesday, April 8, 2015, at 9:00 a.m., Central Time, at the Lincolnshire Marriott Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069, for the purposes listed on the reverse side.

The Board of Directors fixed the close of business on February 10, 2015, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. You may obtain directions to the location of the Annual Meeting by visiting our website at www.idexcorp.com.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure these shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Combined Document are available at www.proxyvote.com.

Proxy card must be signed and dated on the reverse side.

ê     Please fold and detach card at perforation before mailing.     ê

M82448-P58684

IDEX CORPORATION 1925 West Field Court, Suite 200 Lake Forest, Illinois 60045-4824 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bradley J. Bell, Frank J. Notaro and Andrew K. Silvernail, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 10, 2015, at the Annual Meeting of Stockholders to be held on April 8, 2015, at 9:00 a.m., Central Time, at the Lincolnshire Marriott Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069, or at any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side